CWS Investments, Inc.	Offering Circular
File No. 024-12637

CWS Investments, Inc.

5242 Port Royal Rd #1785

North Springfield, VA 22151

866-226-5736

www.7einvestments.com

Series B Bonds at $1,000 per unit

$75,000,000 Maximum Offering

Dated February 11, 2026

CWS Investments, Inc. (the “Company”) is offering an aggregate amount of $75,000,000 in its Series B Bonds (the “Bonds”) pursuant to this offering circular. The purchase price is $1,000 per Series B Bond with a minimum purchase amount of $5,000 for Class A1 and Class A4 Bonds, and $50,000 for Class B4 and Class B7 Bonds (the “Minimum Purchase Amount”); however, the Company, in sole discretion of the Company’s Management, reserves the right to accept lesser purchase amounts.

The aggregate initial offering price of the Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of Bonds that need to be sold as a condition of closing this Offering. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering.

We have engaged MIT Associates, LLC (“MIT”), member Financial Industry Regulatory Authority (“FINRA”)/Securities Investor Protection Corporation (“SIPC”) and registered as a broker-dealer in all 50 states, to act as the broker-dealer of record to provide processing and compliance services in connection with this offering. The Company will pay MIT a fee up to 1% of the aggregate amount raised. If any other broker-dealer or other agent/person is engaged by the Company in connection with the offering of our Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. To the extent that the Company’s officers and directors make any communications in connection with this Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

We expect to commence the sale of the Bonds as of the date on which the offering statement is declared qualified by the United States Securities and Exchange Commission (the “SEC” or “Commission”) and terminate the offering on earliest of: (i) the date we sell the Maximum Offering Amount, (ii) one year from qualification, or (ii) the date upon which our Manager determines to terminate the offering in its sole discretion. This Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, (the “Securities Act”), for Tier 2 offerings.

Series B Bonds

The Series B Bonds will be offered to prospective investors. Each Bond will be priced at $1,000 per Bond. The minimum investment amount of Series B Class A1 and Class A4 Bonds is $5,000 and Class B4 and Class B7 Bonds will be $50,000. The Bonds will rank pari-passu to any issued or unissued Preferred Stock or other Series B Bonds. The Bonds will rank superior to common stock with respect to payment of dividends and distribution of amounts upon our liquidation, dissolution or winding up.

Class A1 Bonds

The Class A1 Bonds will accrue interest at a rate of 7% per annum, based on a 365-day calendar and the actual number of days in the month.  The bonds will have maturity dates based on the below:

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/27
07/01/26 – 12/31/26	12/31/27
01/01/27 – 06/30/27	06/30/28
07/01/27 – 12/31/27	12/31/28
01/01/28 – 06/30/28	06/30/29
07/01/28 – 12/31/28	12/31/29

Class A4 Bonds

The Class A4 Bonds will accrue interest at a rate of 8% per annum, based on a 365-day calendar and the actual number of days in the month. The bonds will have maturity dates based on the below:

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B4 Bonds

The Class B4 Bonds will accrue interest at a rate of 9% per annum, based on a 365-day calendar and the actual number of days in the month. The bonds will have maturity dates based on the below:

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B7 Bonds

The Class B7 Bonds will accrue interest at a rate of 10% per annum, based on a 365-day calendar and the actual number of days in the month. The bonds will have maturity dates based on the below:

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/33
07/01/26 – 12/31/26	12/31/33
01/01/27 – 06/30/27	06/30/34
07/01/27 – 12/31/27	12/31/34
01/01/28 – 06/30/28	06/30/35
07/01/28 – 12/31/28	12/31/35

	Price per Bond	Maximum Offering
Public Offering Price	$1,000	$75,000,000	[1]
Dealer Manager (1%)	$10	$750,000
Wholesaling Fee (2%)	$20	$1,500,000
Proceeds, before expense, to Company	$970	$72,750,000

[1]	MIT Associates LLC is a registered broker-dealer with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (FINRA). Pursuant to the Broker-Dealer Agreement, MIT Associates LLC will serve as broker dealer of record for the Company’s Regulation A offerings, as well as its Regulation D 506(c) offering filed with the SEC on February 2, 2023, and January 22, 2025 (the “Offerings”). The table above includes up to a 1% commission and up to 2% wholesaling fee. See “Plan of Distribution” for more details.

To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

We expect to commence the sale of the Bonds as of the date on which the offering statement is qualified by the SEC. There is no minimum number of Bonds that must be sold before we can close this offering and use any proceeds. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Description of Capital” for a description of our Bonds and capital stock.

THE BONDS OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY BONDS OR SHARES IN THIS OFFERING.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

ITEM 2: TABLE OF CONTENTS

i

SUMMARY AND RISK FACTORS

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to the Company.

SUMMARY

Issuer. The Company is a Virginia based corporation formed on February 22, 2022, that originates, acquires and manages real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties (under 100 units). The Company purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (the “Notes”) throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. We define loan to value (“LTV”) as a percentage of the sum of the unpaid balance plus all senior debt, divided by the estimated value of the collateral. While the Company primarily invests in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also invests in acquiring middle and upper class single family homes and smaller multi-family residential properties, and will also originate business purpose loans secured by the same. While the Company will typically make the aforementioned investments on a cash basis, it reserves the right to employ the use of credit facilities to enhance its buying power. In no event will the Company acquire debt from a credit facility in excess of 70% of loan to value to purchase assets.

The Company also engages in originating Business Purpose Loans2 throughout the United States. To support the origination and sale of Business Purpose Loans, the Company operates as a correspondent lender and utilizes a warehouse line of credit specifically for these purposes. The Company currently maintains a $10 million warehouse facility, which is exclusively dedicated to originating Business Purpose Loans. These loans are originated under the Company’s underwriting guidelines, funded through the warehouse line, and temporarily held in a special purpose vehicle (SPV). The Warehouse Lender generally funds up to 85% of the loan amount. These loans are expected to be sold to third-party investors or institutional buyers within 30 days of origination. In certain cases, the Company may choose to retain select loans on its balance sheet based on strategic or market considerations.

The Company had Net Income of $554,133 for the year ended December 31, 2024 (“Operating Period”) and a Net Loss of $1,049,822 for the year ended December 31, 2023 (“Prior Operating Period”). The Company had a Net Loss of $66,454 from January 1, 2024 through June 30, 2024 and Net Income of $920,708 from January 1, 2025 through June 30, 2025.

The Company had Net Income of $554,133 for the Operating Period and a Net Loss of $1,049,822 for the Prior Operating Period.

SUMMARY RISK FACTORS

An investment in our Bonds involves numerous risks and uncertainties, including those highlighted in the section of this offering circular titled “Risk Factors.” These risks include the following:

●	We have approximately three years of operating history and may not be able to continue to operate our business successfully or generate sufficient cash flows to accomplish our business objectives;

●	We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives;

●	We have set the offering price in this Offering arbitrarily and it may not reflect the value of the Bonds.

●	There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

[2]	Business Purpose Loans, include “DSCR” (Debt Service Credit Ratio Loans) and “bridge loans.” DSCR Loans or investor cash flow loans are loans to real estate investors based on the cashflow performance of the property. Bridge Loans are short-term loans made to non-owner-occupied borrowers secured by real estate. These loans are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. These loans are typically issued to borrowers to perform renovations to the property or acquire a property. The Company will only issue Business Purpose Loans secured by real estate and will not issue loans for non-real estate-related purposes.

REGULATION A+

We are offering our Bonds pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

SUMMARY OF THE OFFERING

Issuer	CWS Investments, Inc.

Securities Offered	We are currently offering up to 75,000 Series B Bonds with a minimum purchase amount of $5,000 for Class A1 and Class A4 Bonds and $50,000 for B4 and B7 Bonds (the “Minimum Purchase Amount”); however, the Company, in the Manager’s sole discretion, reserves the right to accept lesser purchase amounts.

Bond Interest Payments	Interest on the Series B Bonds will be paid monthly. The minimum investment amount is $5,000. Bondholders will be required to hold their bonds per the bond redemption schedule, subject to redemption provisions set forth on page 28.

Offering Price	$1,000 per Bond.

RISK FACTORS

Our Bonds involve a high degree of risk. In deciding whether to purchase our Bonds, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the Bonds you purchase and could cause you to lose all or part of your initial purchase price.

No Guaranty of Distributions: The ability of the Company to make the interest payments you expect, and ultimately to return your principal, depends on a number of factors, including some beyond its control. Nobody guarantees that you will receive interest or distributions.

Risks Relating to Our Industry

Real Estate is Speculative: Real estate is notoriously speculative and unpredictable. Most or all the assets purchased by the Company are and will be backed by real estate. If the real estate market declines, the Company might not be able to pay the return you expect or even to pay back your investment. The real estate industry has seen numerous ebbs and flows over the past two decades, including the notorious downturn in 2007-2009. These events impact the ability of the Company to generate revenue and in turn, make our debt obligations and distribute dividends and proceeds.

Risks Relating to Real Estate Loans

The ultimate performance and value of the Company’s investments will depend upon, in large part, the Borrower’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws.

The Company may have difficulty protecting its rights as a noteholder, which may result in the Company incurring additional costs and expenses.

These additional risks include, but are not limited to:

●	Foreclosure proceedings may be subject to protracted delays and/or litigation, during which time the secured property may deteriorate and/or decrease in value;

●	The Company may not be able to pursue deficiency judgments after it forecloses for various legal and/or practical reasons;

●	The Borrowers may file for bankruptcy protection during the re-negotiation/liquidation process or may have obtained a Bankruptcy discharge prior to the purchase of the Notes. In such situations, federal Bankruptcy law will govern the Company’s liquidation options. In the event of a Bankruptcy filing, the Company’s ability to liquidate the asset will be severely impacted and protracted.

Management has limited experience in mortgage loan underwriting: We began buying mortgage loans in 2018 and originating real estate loans in 2023. A limited number of our Management team has experience in mortgage loan underwriting (see “Management Discussion”). If the method adopted by us for evaluating potential non-performing loans or business purpose loans proves flawed, investors may not receive the expected returns. Although our Grading System utilized by the Company is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the Grading Algorithm will accurately assess the risks associated with the Borrower or the property for which the loan is being sought.

Risks Related to Non-Performing Mortgage Loans

Borrower’s Failure to Pay: The Company intends to purchase performing and non-performing Notes. There is the risk that the performing Notes may become non-performing, and the non-performing Notes may not be able to be re-negotiated into performing Notes, through no fault of the Company. A risk associated with this business is that non-performing Notes may never perform or may start performing, but then stop performing. The Company considers numerous factors when contemplating the purchase of Notes. There is no guaranty that a Note will always perform or that it can be re-negotiated with the Borrower, or that the Borrower will uphold its obligations under the re-negotiated Note.

Pricing of Loans: The ability of the Company to generate revenue and to make interest payments and distributions to Investors depends on the Company’s ability to accurately value prospective loans for purchase. Although the Company and its advisors rely on various objective criteria, the value of these loans has generally proven to be a fairly subjective endeavor that depends on a variety of factors. The factors include issues related to the underlying note (length of default, borrower bankruptcy, value of collateral, ability to modify, etc.) as well as issues related to the seller (need for capital, dissolution requirements, and varying other business objectives). There is no guaranty that the Company and its advisors will be successful.

Incomplete Due Diligence: The Company performs significant “due diligence” on the Notes prior to purchase. This includes the review of any available information about the loans and the underlying collateral. Despite best efforts, it is impossible to review all of the information about a given loan and there is no assurance that all of the information that was provided/obtained is accurate. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Information supplied by Borrowers may be inaccurate or intentionally false: Borrowers supply a variety of information to servicing companies which are reviewed during our underwriting process, of which is not independently verified. For example, since we are not owners of the loan, there is no independent verification of the information about the financial condition of the Borrower. Further, the information the Borrowers supply may be inaccurate or intentionally false.

Our Management team has limited experience in non-performing loans: We began buying mortgage loans in 2018. A limited number of our Management team has experience in non-performing mortgage loans See “Management Discussion”. If the method adopted by us for evaluating potential non-performing loans proves flawed, investors may not receive the expected returns. Although our Valuation System utilized by the Company is based upon historical data and certain quantifiable characteristics that have been developed and is primarily driven by asset value and Borrower’s ability to repay, there is no assurance that the Valuation System will accurately assess the risks associated with the Borrower or the property for which the loan is being sought.

Risks Related to Business Purpose Mortgage Loans

Potentially Limited Recourse

A standard Business Purpose Mortgage Loan will be secured by a lien against the underlying real property for which the loan was provided, as well as guaranty agreements executed by the principals of the corporate borrower. Despite the presence of the guaranty agreements, it is possible that our remedy in the event of nonpayment may be limited to the value of the real property securing the debt. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a lender’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a lender must elect either to sue for recovery under the obligation or pursue foreclosure against the real property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Other jurisdictions may implement a judicial foreclosure process, where the lender must first petition the courts of that jurisdiction in order to obtain title to the real property. This process delays foreclosure efforts (by up to a year) and increases collection expenses, both of which increase the chance that we will not recoup all of our investment. If the Borrower fails to make payments on the loan and our remedy is limited to the value of the real property securing the loan, it is possible that it will have an impact on our ability to deliver returns and could impact the Company’s ability to return the investment.

Potential risks associated with residential transition loans (RTL’s) and construction loans

RTL’s and Construction loans are typically those loans provided to borrowers to fund the cost of renovations to real property. The success of construction loans is dependent on the performance of third parties, including the Borrower and its principal(s), over which we have no control. The Borrower typically owns and controls the construction project and is responsible for various management functions that are essential to the success of the project. Poor management on the part of the Borrower, or its principals, could adversely affect the financial performance of the project or expose the project to unanticipated operating risks, which could reduce the project cash flow and adversely affect the Borrower’s ability to repay the loan.

Potential risks with selling DSCR and Residential Transition Loans

Contracts governing the sale of Residential Transition Loans (RTL) and Debt Service Coverage Ratio (DSCR) loans to secondary market buyers may include Early Payoff (EPO) and Early Default (EPD) provisions. These provisions typically stipulate that, in the event the underlying borrower either repays the loan in full or enters into default within an initial period, generally ranging from three (3) to six (6) months following origination, we may be contractually obligated to repurchase the loan from the buyer. Such repurchase obligations could adversely impact our liquidity and financial results.

Potential risks associated with inaccurate or incomplete information.

The Company does its best to obtain complete and accurate information from prospective borrowers in the underwriting phase. Sometimes, credit information may be inaccurate or may not accurately reflect the creditworthiness of the Borrower or its principals. In the course of our underwriting, we obtain credit information about the Principals of the Borrower from consumer reporting agencies, such as TransUnion, Experian or Equifax. A credit score assigned to a principal may not reflect the actual creditworthiness of the Borrower or its principals. In addition, the information obtained from the credit report is not verified and the credit score of the principal may be based on outdated, incomplete or inaccurate consumer reporting data. Additionally, there is a risk that, after the underwriting team has completed our credit review, the principal may have:

●	become delinquent in the payment of or defaulted under an outstanding obligation;

●	taken on additional debt; or

●	sustained other adverse financial events.

Inaccuracies in the credit information obtained or subsequent events that materially impact the ability to repay the Loan or reduce creditworthiness may increase the risk that the Borrower will default on its Loan, which will increase risk.

Information supplied by Borrowers, including information on the project summaries, may be inaccurate or intentionally false. Much of the information provided by Borrowers during the application and underwriting process is not independently verified, and, although Borrowers represent and warrant in the Loan Agreement as to the accuracy of such information, it may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its principals, including the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. Borrowers may misrepresent their intentions for the use of Loan Proceeds, and, such misrepresentations negatively impact the Borrower’s ability to make its payments under the Loan, which could lead to a default.

Risks relating to Management’s limited experience in business purpose loans.

Our management team has limited experience in mortgage loan underwriting: We began originating business purpose loans in 2023. A limited number of our Management team has experience in mortgage loan underwriting See “Management Discussion.” Mistakes and/or errors in the underwriting or evaluation of potential business purpose loans may have an impact on the Company’s ability to provide a return. Although the Company’s evaluation system is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the evaluation will accurately assess the risks associated with the Borrower or the property for which the Loan is being sought.

Risks relating to balloon payments.

Business Purpose Loans often do not provide for any principal amortization prior to a balloon principal payment at maturity. Real estate loans that have a balloon principal payment at maturity may have a higher risk of default at maturity than fully amortizing loans. In addition, since the principal of these loans is repaid at maturity, the amount of loss upon default is generally greater than on other loans that provide for more principal amortization.

Risks Relating to the Company’s Business

The Company Does Not Have a Credit Rating: The Company has not been rated by credit rating agency and, as a result, Investors have no objective measure by which to judge the creditworthiness of the Company.

Role of Management: Investors will have no right to vote and will have a limited ability to participate in the management of the Company. Management will make all investment and management decisions. As a result, the success of the Company will depend almost exclusively on the skills of the President and Chief Executive Officer, Christopher Seveney and Chief Strategy Officer, Lauren Wells. If Mr. Seveney and Mrs. Wells resigned, died, or became ill, the Company and its Investors could suffer.

The Company has approximately three years of Operating History: Although the principal of the Company has been engaged in the real estate, finance, and construction industries for over 25 years, the Company is a relatively new business. Like any new business, the Company faces numerous challenges, including attracting and retaining qualified employees, marketing, and capital formation. If the Company failed in any of these or other key areas, the whole business could fail.

We have incurred net losses in the past, and we may incur net losses in the future. Our Net Income was $554,133 for the Operating Period and our Net Loss was $1,049,822 for the Prior Operating Period. We expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may not be profitable.

Limitation on Rights in Bylaws: The Bylaws limits your rights in several important ways, including these:

●	The Bylaws limits the rights of Investors to bring legal claims against Management.

●	The Bylaws limits the rights of Investors to obtain information about the Company and to inspect its books and records.

●	Investors have a limited right to remove Management.

●	Management is empowered to amend the Bylaws in certain respects without Investor consent.

●	Investors have a limited ability to sell or otherwise transfer their interest in the Company.

It is important to note that the Series B Class A1, A4, B4 and B7 Bonds have maturity dates as set forth below:

Class A1 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/27
07/01/26 – 12/31/26	12/31/27
01/01/27 – 06/30/27	06/30/28
07/01/27 – 12/31/27	12/31/28
01/01/28 – 06/30/28	06/30/29
07/01/28 – 12/31/28	12/31/29

Class A4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B7 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/33
07/01/26 – 12/31/26	12/31/33
01/01/27 – 06/30/27	06/30/34
07/01/27 – 12/31/27	12/31/34
01/01/28 – 06/30/28	06/30/35
07/01/28 – 12/31/28	12/31/35

The Company has previously issued shares and bonds:

Shareholders

Series	A	A	A	A
Class	A	B	C	D
Hold Period	4 years	3 years	3 years	3 years

Bondholders

Series	B	B	B
Class	D4	D5	E5
Hold Period	4 years	5 years	5 years

While we make every effort to mitigate material risks to investors, the extra duration could include added risks. Should certain risks outlined in this Offering occur during these differences, Investors in Series B Class A1, A4, B4 and B7 Bonds may be exposed to that risk where they would not necessarily be exposed to such a risk if they had invested instead in Series A Shares or other Series B classes.

●	The Series B Bonds of the Company is subject to certain lock-up provisions that restrict the ability of Investors to redeem their investment prior to maturity. For more information on the Lockup Period and early redemption requests, see page 28, Description of Securities - Limited Right of Liquidity.

●	The Bylaws provide that all disputes will be adjudicated in Fairfax County, Virginia. A copy of the Bylaws is attached hereto as Exhibit 2.2.

Conflicts of Interest: The Company’s interests could conflict with your interests in a number of important ways, including these:

●	While members of our Management team have business interests wholly unrelated to the Company and its affiliates, those interests are limited and require a limited commitment of time.

●	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

●	The lawyer who prepared the Bylaws, the Investment Agreement, and this Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

No Market for the Securities: There are several obstacles to selling or otherwise transferring your Bonds:

●	There will be no established market for your Bonds in the Company.

●	There are early withdrawal penalties in the event that you wish to redeem your Class A1, A4, B4 and B7 Bonds prior to the expiration of the Lockup Period. Therefore, you should plan to own your Series B Bonds until maturity. For more information on the Lockup Period and early redemption penalties, see page 28, Description of Securities - Limited Right of Liquidity.

Past Performance Does Not Guaranty Future Performance: There is no guaranty that the Company will replicate the Company’s performance over the past two years or the performance of the Affiliates.

Risk of Failure to Comply with Securities Laws: Affiliates of the Company have previously sold securities relying the exemptions under Rule 506(b) and (c) of Regulation D issued by the Securities and Exchange Commission, and the current Offering by the Company relies on the exemption under Regulation A. In all cases, we have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the Federal government and State regulators, as well as to lawsuits from investors.

Asset-Backed Securities: Securities laws generally include two definitions of the term “asset-backed security.” If the Preferred Stock or Bonds were treated as “asset-backed securities” within the meaning of the first of these definitions, we would not be allowed to sell them in this Offering. If the Preferred Stock or Bonds were treated as “asset-backed securities” within the meaning of the second of these definitions, the Company would be subject to substantial and onerous reporting obligations. For the reasons described in the “Asset-Backed Securities” section starting on page 29, we do not believe that the Preferred Stock or Bonds constitutes asset-backed securities under either definition. If the Securities and Exchange Commission or another regulatory body were to conclude otherwise, however, we might be unable to complete the Offering, or we might be subject to onerous reporting obligations.

Mortgage Investment business is heavily regulated: The mortgage investment business is complex and heavily regulated. Our business is subject to extensive licensing requirements, consumer protection laws, foreclosure laws and regulatory oversight by federal, state and local governmental authorities. We may be required to devote substantial resources to compliance matters, and we may incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with both existing and future laws, our business, reputation, financial condition, and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things, (i) loss of our licenses to engage in the mortgage investment businesses, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

Licensing requirements applicable to mortgage investing business: Many states impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. Any failure to be appropriately licensed may prevent us from pursuing business opportunities that could be beneficial to the Company, and could expose us to investigations, lawsuits, administrative proceedings, costs (including attorneys’ fees), fines, judgments, penalties, or other consequences, which could materially and adversely affect our financial condition.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make interest payments to our bondholders. Nearly all of our properties require some level of renovation either immediately upon their acquisition or in the future. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditure. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our shareholders may be adversely affected.

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us. We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by us or third-party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

If we pay bondholders interest payments from sources other than cash flow from operations, we will have less capital available for investments, and your overall return is likely to be reduced. Our interest payment policy is to use our cash flow from operations to make interest payments to bondholders and distributions to shareholders, however, we reserve the right to pay interest and distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund the payments. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund payments.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses. In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type does arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss. Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as a non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect the results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Other Real Estate Related Risks in General

The Company’s real estate-related investments will be subject to varying degrees of risk and significant fluctuations in their value. The value of the Company’s investments depends upon the Borrower’s ability to make the necessary loan payments and the ability to create value out of non-performing Notes. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgage companies; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company’s investments experience any of the foregoing events or occurrences, the ability of the real property owner to pay the interest and principal on any debt securities would be negatively impacted.

As discussed throughout this Offering, the market for the mortgage loans can be tight. In an effort to generate cashflow in the event that the Company is unable to source mortgage loans for purchase, the Company may opportunistically purchase single family and small multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset. Depending on the condition of the properties, the Company may either immediately rent said properties in order to generate residual income, or it may renovate and thereafter sell or rent the properties.

Results will be subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in national, regional or local economic, demographic or real estate market conditions;

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

o	macroeconomic shifts in demand for rental homes;

o	inability to rent homes in a timely basis, on attractive terms, or at all;

o	failure of tenants to pay rent when due or otherwise perform their lease obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable investment properties;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to rental properties;

●	State licensing requirements for landlords;

●	changes in interest rates and availability of financing that may render the acquisition of any properties difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	potential delays in leasing;

●	changes in laws, including those that increase operating expenses or limit our ability to increase rental rates;

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties;

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance, and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

Digital Operations Risk

The Company is nearly paperless, with all documents secured and managed digitally. The Company utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

●	transaction or processing errors;

●	diversion of technical and other resources from other efforts;

●	loss of credibility with current or potential customers;

●	harm to reputation; or

●	exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

We rely upon Microsoft Web Services (“MWS”) to operate certain aspects of our service and any disruption of or interference with our use of the Microsoft Web Services operation would impact our operations and our business would be adversely impacted. Microsoft Web Services provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by MWS. Currently, we run our loan management software on MWS. Given this, along with the fact that we cannot easily switch our MWS operations to another cloud provider, any disruption of or interference with our use of MWS would impact our operations and our business would be adversely impacted.

Risks relating to personally identifiable information

We will routinely collect, process, store, use and disclose personal information of borrowers (including, but not limited to, names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information). Such information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

Risks Related to the Company’s Limited Operating History

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives. As a result, an investment in our Bonds entails more risk than an investment in a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our Bonds. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain capital;

●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	governmental regulation relating the mortgage and lending industry, to include additional regulation relating to foreclosures;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for assets;

●	costs that are beyond our control, including title litigation, litigation with borrowers, legal compliance, real estate taxes, HOA fees and insurance;

●	population, employment or homeownership trends in our markets;

We have minimal operating capital and limited revenue from operations as of this Offering. We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from this Offering. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in events which would have a material adverse effect on us and our shareholders.

We have been organized as a corporation which will result in an additional level of taxation not incurred by entities organized as pass-through entities. We were formed as a corporation and have elected to be taxed as a corporation. As a result, unlike limited liability companies, limited partnerships, and other pass-through entities that do not incur tax at the entity level, both we and the holders of our common stock will incur tax on any earnings generated by our real estate subsidiaries that are distributed to the holders of our common stock.

The interest payments made pursuant to Bondholders may be taxable as ordinary income. Since the tax treatment of any distributions may vary according to the financial performance of the company, as well as the particular circumstances of the investor, investors should consult their own tax advisers and should not assume that the interest payments will be subject to the same tax treatment from year to year.

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease. Pandemics, such as the COVID-19 pandemic, and outbreaks of infectious disease may adversely impact our business, results of operations, financial condition, and cashflows.

The Company may not be successful in availing ourselves of the Investment Company Act exclusions and/or exemptions, and even if the Company is successful, the exclusion would impose limits on our operations, which could adversely affect the operations.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Investment Company Act is generally intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the Investment Company Act).

An “investment company” under the Investment Company Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the Investment Company Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the Investment Company Act provides that a company is not an “investment company” within the meaning of the Investment Company Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the Investment Company Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title:…(5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”

The Company intends to conduct its operations so that neither the Company nor any of its subsidiaries or joint ventures will be required to register as investment companies under the Investment Company Act by primarily relying on an exemption from the definition of the investment company provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act as interpreted by the SEC staff, requires the Company to invest at least 55% of its assets in mortgages and other liens on, and interests in, real estate, including fee interests, leasehold interests in real estate and promissory notes fully secured by mortgages solely on real estate (known as “qualifying interests”), and at least 80% of the Company assets in qualifying interests plus real estate-type interests (such as loans where at least 55% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan and agency partial pool certificates) to qualify for the exemption. The Company intends to achieve the referenced balance, and therefore maintain an exemption from the Investment Company Act, by primarily investing in mortgages with loan to value characteristics less than 100%. Meaning, the Company only intends to purchase mortgages that are fully secured, as opposed to mortgages that are only partially secured by value in real property. The Company may also opportunistically invest in second mortgages and lease options if said assets possess similar loan-to-value characteristics.

Investors in the Company will not be entitled to the substantive protections of the Investment Company Act given the fact that the Company intends to operate such as to avoid registration under the Investment Company Act.

Although the Company will monitor the portfolio and income in an effort to comply with Section 3(c)(5)(C) and related guidance, there can be no assurance that the Company will be able to remain in compliance or maintain the exemption from registration. Registration under the Investment Company Act would require the Company to comply with a variety of substantive requirements that impose, among other things:

●	Limitation on capital structure;

●	Restrictions on specified investments;

●	Restrictions on leverage or senior securities;

●	Restrictions on unsecured borrowings;

●	Prohibitions on transaction with affiliates; and

●	Compliance with reporting, record keeping, voting, proxy disclosures and other rules and regulations that would significantly increase the operating expenses and fees.

Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions and interest payments. In addition, if the Company is required to register as an investment company but fails to do so, it could be prohibited from engaging in the business, and criminal and civil action may be brought against the Company and its affiliates.

Registration with the SEC as an investment company would be costly, would subject the Company to a host of complex regulations and would divert attention from the conduct of its business, which could materially and adversely affect the Company and its Shareholders.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our Management. These policies may be amended or revised at any time and from time to time at the discretion of our Management without a vote of our shareholders. In addition, our Management may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

The rights of bondholders to take action against Management will be limited.

Our certificate of incorporation will eliminate the liability of our directors and officers to our bondholders for money damages to the maximum extent permitted under Virginia law. Under current Virginia law our directors and officers will not have any liability to us or our bondholders for money damages other than liability resulting from willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Our Bylaws will obligate us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Virginia law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our bondholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Risks Related to an Investment in our Bonds

No public trading market for our bonds currently exists, so it may be difficult for you to sell your Bonds and, if you are able to sell your Bonds, you may have to sell them at a substantial discount on the Offering price. We have no immediate plans to list our bonds or common or Preferred Stock on any exchange or quotation service but reserve the right to do so in the future. Any resale of our Bonds must comply with applicable state and federal securities laws. If you are able to sell your Bonds, you may have to sell them at a discount to their Offering price. It is also likely that your Bonds will not be accepted as the primary collateral for a loan. You should purchase our bonds only as a long-term investment because of the illiquid nature of the Bonds.

Our Management team will control the management of the Company and Christopher Seveney owns 100% of the common stock. Christopher Seveney is the President of the Company and the Chairman of the Board. The Board of Directors consists of four (4) members, with the Chairman of the Board holding the tie-breaking vote. This ownership and management structure will prevent the Bondholders from influencing significant decisions. As owners of our Bonds, you will not have the right to vote. For so long as Mr. Seveney continues to hold the common stock, he will be able to significantly influence or effectively control the composition of any board of directors and the approval of actions requiring shareholder or bondholder approval through its voting power. Accordingly, Mr. Seveney will have significant influence with respect to our management, business plans and policies. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of Preferred Stock or Bonds as part of a sale of our Company and ultimately might affect the value of your Preferred Stock or Bonds.

There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

Because this is a “best effort” offering with no minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use the net proceeds from this Offering to invest in the acquisition and management of Notes, as well as initial start-up costs. Management will have broad discretion in the application of the net proceeds allocated to working capital purposes. Accordingly, you will have to rely upon the judgment of Management with respect to the use of these proceeds.

Potential investors in this Offering will not have preemptive rights to any bonds or shares we issue in the future. We may only issue up to $75,000,000 in bonds pursuant to this Offering in any 12-month period (although we may raise capital in other ways). After your purchase in this Offering, our Management may elect to (i) sell additional bonds or shares in this or future Offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional bonds or shares of our stock.

Our bondholder agreement provides that the state courts of Virginia will be the exclusive forum for disputes. This forum selection could limit the ability to obtain a favorable judicial forum for disputes.

Nothing in our certificate of incorporation precludes stockholders that assert claims under the Securities Act of 1933 or the Securities Exchange Act of 1934 from bringing such claims in state or federal court, subject to applicable law.

Our focus on the long-term best interests of our Company and our consideration of all of our stakeholders, including our bondholders, shareholders, employees, and other stakeholders that we may identify from time to time, may conflict with short-term or medium-term financial interests and business performance, which may negatively impact the value of our Bonds and Stock. We believe that focusing on the long-term best interests of our Company and our consideration of all of our stakeholders, including our bondholders, shareholders, and other stakeholders we may identify from time to time, is essential to the long-term success of our Company and to long-term bondholder and shareholder value. Therefore, we may make decisions that we believe are in the long-term best interests of our Company and our stakeholders, even if such decisions may negatively impact the short-term or medium-term performance of our business, results of operations, and financial condition or the short-term or medium-term performance of our Bonds or Preferred Stock. Our commitment to pursuing long-term value for the company and its shareholders, potentially at the expense of short-term or medium-term performance, may materially adversely affect the value of our Bonds and Preferred Stock, including by making owning our Bonds or Preferred Stock less appealing to investors who are focused on returns over a shorter time horizon. Our decisions and actions in pursuit of long-term success and long-term bondholder and shareholder value, which may include forbearance plans and loan modifications for borrowers vs. foreclosure, buy and hold real estate investments for rental income versus liquidation of assets, may not result in the long-term benefits that we expect, in which case our business, results of operations, and financial condition, as well as the trading price of our bonds and preferred stock, could be materially adversely affected.

Risks Relating to Restrictions on Withdrawal of Investor Capital

Holders of Class A1, A4, B4 and B7 Bonds will be required to hold their Interest until maturity. Accordingly, there will be a limited ability to redeem your Bonds, and you may be unable to withdraw your invested capital prior to the expiration of the restricted period. Early redemption requests for reasons of financial hardship or emergency during the lockup period may be considered on a case-by-case basis subject to a penalty against the amount invested. For more information on the restricted period and early redemption requests, please see page 28, Description of Securities - Limited Right of Liquidity.

We may have to liquidate some of our investments at inopportune times to redeem Bonds in the event of the death or disability of a Bondholder and redeem the Bonds pursuant to the Optional Redemption. The Bonds carry an early redemption right and a redemption right in the event of death or disability of the Bondholder. As a result, one or more Bondholders may elect to have their Bonds redeemed prior to maturity. In such an event, we may not have access to the necessary cash to redeem such Bonds, and we may be required to liquidate certain assets in order to make such redemptions. Liquidation of assets may result in additional delay surrounding redemption, particularly around redemptions upon death or disability. Our investments are not intended to be liquid, and as a result any such liquidation may be at a price that represents a discount to the actual value of such investment.

Other General Risks of an Investment in the Company

Unspecified Investments

The Company intends to continue to deploy capital to acquire additional Assets. Accordingly, an Investor must rely upon the ability of the Company in making investments consistent with the Company’s investment objectives and policies. Although the principals have been successful in locating investments in the past, past success does not guarantee future success. The Company may experience trouble in sourcing and locating potential assets for a variety of reasons, to include market saturation, inflated pricing, and other economic reasons outside of the control of the Company. The Company’s Due Diligence May Not Reveal All Factors Affecting an Investment and May Not Reveal Weaknesses in Such Investments.

There can be no assurance that the Company’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, the Company will assess the strength of the underlying properties and any other factors that they believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Company will rely on the resources available to them and, in some cases, investigations by third parties.

Reliance on Management

Management will make all management decisions, including asset selection. The Company will be relying in large part on the Management’s acquisition expertise.

Christopher Seveney and Lauren Wells are considered the Key Persons. The Company has adopted a succession plan that provides that in the event of Mr. Seveney’s death or disability, Lauren Wells shall assume his position and continue to operate the Company. The Company has also purchased life insurance policies for the Key Persons. If Mr. Seveney and Mrs. Wells were to leave or otherwise become unable to manage the Company, the Company’s ability to continue could be materially and adversely affected. Upon the death or permanent disability of a Key Person, the Shareholders and Bondholders shall have the right to approve a replacement Key Person by majority vote for a period of up to one year. If no replacement Key Person is appointed by the Shareholders and Bondholders within the maximum one-year period, the Company shall permanently cease making new investments and shall proceed with an orderly liquidation of its assets.

Risk of Litigation

The Company’s investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets.

Lender Liability Risks Including Equitable Subordination

In recent years, a number of judicial decisions in the U.S. have upheld the right of Borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the Borrower or has assumed a degree of control over the Borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Company’s investments, the Company could be subject to allegations of lender liability.

In addition, under common law principles that, in some cases, form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as an equity holder to dominate or control a Borrower to the detriment of the other creditors of such Borrower, a court applying bankruptcy laws may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” The Company could be subject to claims from creditors of an obligor that the Company’s investments in debt obligations of such obligor should be equitably subordinated. Alternatively, in bankruptcy a court may re-characterize the Company’s claims or restructure the debt using “cram down” provisions of the bankruptcy laws.

Risks Associated with a Changing Economic Environment

As a result of the credit crisis and the occurrence of several high-profile bankruptcies, recent government bailouts, bank failures, other negative corporate events, and certain other recent events, the financial markets have been disrupted in general and the availability and cost of capital for the Company and that of the Company’s competitors have been adversely affected. The achievement of the Company’s targeted rate of return is dependent, at least in part, upon the Company’s ability to access capital at rates and on terms the Company determines to be acceptable. If the Company’s ability to access capital becomes significantly constrained, the Company’s financial condition and future investments may be significantly adversely affected.

Risks of Uninsured Losses

The Company will require that all real property securing the Assets is insured against hazard. However, some events may be uninsurable or insurance coverage for such events may not be economically practicable and may result in an Asset being under-secured or completely unsecured. Losses from earthquakes, floods, or other weather phenomena, for example, which could occur may be uninsured and cause losses to the Company. In addition, insurance may lapse without proper notice to the Company and/or Assets may become temporarily uninsured and sustain damage during this period.

Risk of Repayment of Company Assets and Redeployment of Cash

There is a risk that when Company Assets are paid off, there may not be sufficient quality opportunities to immediately redeploy the proceeds received from these payoffs into new Company Assets. If the Company is unable to locate new Assets in a timely manner, the excess cash may water down the overall yield to the Company or Management may choose to repay Investors a portion or all of their Capital Account earlier than expected.

Competition for Assets

The business and arena in which the Company is engaged is highly competitive, and the Company competes with numerous established entities, some of which have more financial resources and experience in the business than the Company. The Company expects to encounter significant competition from other market participants including private lenders, private equity LLC managers, real estate developers, pension LLCs, real estate investment trusts, other private parties, potential investors or homeowners, and other people and/or entities with objectives similar in whole or in part to those of the Company. Any general increase in the availability of capital for such purposes may increase competition for Company Assets and could reduce the yields they produce, including those of the Company.

Risks Related to Compliance and Regulation

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting a registered public offering or listing on a national stock exchange would be. Accordingly, are we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise certain sums in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A.

We may intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Relaxed Ongoing Reporting Requirements

Under Regulation A, we publicly report on an ongoing basis according to requirements that are more relaxed than those for reporting companies that qualify as “emerging growth companies” under the Securities Exchange Act of 1934 (the “Exchange Act”). The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 or before that time, we would cease to be an “emerging growth company” as of the following December 31.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.

Laws intended to prohibit money laundering may require our Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused.

Recent and Anticipated Legislative and Regulatory Activity

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the management to use certain such instruments or from engaging in such transactions. This may impair the ability of management to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Company, and it is possible that such an impact could be adverse and material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. Some of the statements in the sections of this Offering Circular captioned “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and elsewhere in this Offering Circular contain forward-looking statements. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital)required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “anticipates,” “predicts,” “projects,” “potential,” “continue,” “ongoing,” and the correlative negatives and other variations of these words and similar expressions are intended to identify forward-looking statements. These statements do not guarantee future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control. Furthermore, these statements are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Offering Circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	Risks and uncertainties related to the Company and our business model;

●	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;

●	Volatility in the capital markets;

●	Rising interest and insurance rates;

●	Legislative or regulatory changes, including changes to lending laws;

●	Our dependence upon our business partners and their key personnel whose continued service is not guaranteed;

●	Availability of appropriate Asset acquisition targets;

●	Impact of various taxes affecting the Assets;

●	Modification/resolution delays, increasing carrying costs;

●	Increased defaults in otherwise performing Assets;

●	Changes in real estate and zoning laws and increases in real property tax rates;

●	Failure of acquisitions to yield anticipated results;

●	Risks associated with breaches of our data security;

●	The ability of our managers and their affiliates to source and service Assets, and the quality and performance of these Assets;

●	Our ability to retain and hire competent employees and appropriately staff our operations;

●	Our compliance with applicable local, state and federal laws, including the Investment Advisers

●	Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

●	Changes to generally accepted accounting principles, or GAAP.

●	Our ability to deploy the proceeds raised in this offering.

●	Public health crises, pandemics, and epidemics

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this Offering Circular above. New factors may also emerge from time to time that could materially and adversely affect us.

USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering, assuming we sell $75,000,000 in combined Series B Bonds in the coming twelve months of this Offering. The use of funds from this Offering may reasonably vary based on changing market and business conditions and the needs of the Company as determined by the business judgment of our management. The following is the current planned use of proceeds from the Offering.

We expect to use substantially all the net proceeds from this Offering (after paying or reimbursing organization and Offering expenses) to invest in first lien position mortgage notes and contract for deeds throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. While the Company will primarily invest in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also engages in originating business purpose loans. The Company may also invest in acquiring middle and upper class single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property. The Company expects to make the aforementioned investments on a cash basis but reserves the right to use credit facilities to leverage the Company’s buying power. In no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset.

	25% Sold	50% Sold	75% Sold	100% Sold
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
MIT Broker Dealer & Wholesaling Fees (Up to 3%)	$562,500	$1,125,000	$1,687,500	$2,250,000
Net Proceeds Before Expenses	$18,187,500	$36,375,000	$54,562,500	$72.750,000
Offering Expenses
Legal & Accounting	$125,000	$125,000	$125,000	$125,000
Publishing/Edgar	$10,000	$10,000	$10,000	$10,000
Marketing Expenses	$200,000	$200,000	$200,000	$200,000
Employee Salaries/Expenses	$2,000,000	$2,180,000	$2,360,000	$2,540,000
Transfer Agent Fees	$10,000	$20,000	$30,000	$40,000
Technology Costs	$75,000	$75,000	$75,000	$75,000
Total Offering Expenses	$2,420,000	$2,610,000	$2,800,000	$2,990,000
Approximate Amount Available For Portfolio Investments	$15,767,500	$33,765,000	$51,762,500	$69,760,000
Acquisitions	$15,373,313	$32,920,875	$50,468,438	$68,016,000
Working Capital Reserves	$394,188	$844,125	$1,2,94,063	$1,744,000
Total Use of Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000

Technology fees will also be paid to North Capital Investment Technology Inc (“NCIT”) for the use of their software for the purposes of processing subscriptions and account management. The current cost is $1,000 per month.

Escrow Fees will be paid to North Capital Private Securities and will have an annual fee of $2,500 plus expenses.

Computershare Inc will act as our transfer agent. Costs will be $1,250 per month as an account management fee, plus $150 per each class.

The Company has estimated that costs for marketing the offering and commission incurred in the sale of the bonds will be less than 2% of the total amount raised.

The Company does intend on paying MIT Associates LLC up to a 1% Managing Broker Dealer Fee (Dealer Manager Fee).

The Company does intend on paying selling commissions and/or fees to MIT Associates LLC in accordance with the following pay schedule. Said fees are included in Selling Commissions:

Wholesaling Fee: Up to 2%

The Company does not intend to pay any asset acquisition or disposition fee.

The Company does not intend to use the proceeds to purchase other businesses.

Bondholders do not pay upfront selling commissions in connection with the purchase of shares of our Bonds. Upon the maturity or redemption of the bonds, the bondholder will be responsible for covering a third-party processing fee, which is $285 at the time of this offering but subject to increase.

The Company will reimburse the management for actually incurred, third-party organization and offering costs, which are not expected to exceed the costs identified above. Please see “Management Compensation” for a description of fees and expenses that we will pay Management. The aforementioned amount is an estimate that is intended to include all expenses to be paid by the Company in connection with the qualification of the Offering, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that is filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

We are offering up to a maximum of 75,000 bonds as described on page 2 of this Circular. The Offering is made through MIT Associates LLC (“MIT”), Member FINRA/SIPC, who will act as the broker/dealer of record. There are no minimum bonds required to be sold in this Offering. MIT is a securities broker-dealer registered with the SEC and a member firm of FINRA. Its principal business address is 85 Eastview Ave, Tiburon CA, 94920.

The bonds will be sold at a public offering price of $1,000 per bond. The minimum initial investment is $5,000 for Class A1 and A4 Bonds and $50,000 for Class B4 and B7 Bonds. Any additional purchases must be in increments of $1,000. Holders of Class A1, A4, B4 and B7 Bonds will be required to hold their investment per the table below:

Class A1 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/27
07/01/26 – 12/31/26	12/31/27
01/01/27 – 06/30/27	06/30/28
07/01/27 – 12/31/27	12/31/28
01/01/28 – 06/30/28	06/30/29
07/01/28 – 12/31/28	12/31/29

Class A4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B7 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/33
07/01/26 – 12/31/26	12/31/33
01/01/27 – 06/30/27	06/30/34
07/01/27 – 12/31/27	12/31/34
01/01/28 – 06/30/28	06/30/35
07/01/28 – 12/31/28	12/31/35

This Offering will terminate at the earlier of: (1) the date at which the maximum amount of offered been sold, (2) the date which is one year after the offering statement of which this Offering Circular is qualified by the SEC, subject to an extension of up to an additional two years at the discretion of our Company and the dealer manager, or (3) the date on which this Offering is earlier terminated by us in our sole discretion.

Compensation

The Company has engaged MIT, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay MIT a commission up to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company will pay MIT a wholesaling fee up to 2%. Assuming a fully subscribed offering for the Shares is exercised, the Company estimates that the total amount payable to MIT would range from $750,000 to $2,250,000.

The compensation for employees of the Company will be a Company Expense. The Company has two significant employees; Christopher Seveney and Lauren Wells. Christopher Seveney and Lauren Wells will be compensated as described below, as well as Christopher Seveney will receive distributions as the common stockholder. Over the past year, the Company has made additional hires, which present total annual salaries of approximately $1,291,000. Although the Company may hire additional employees to assist in the Company’s operations, it does not expect to hire additional management level employees or officers for the foreseeable future.

For the fiscal years 2024 and 2025, Christopher Seveney received, and is expected to receive, annual compensation of $300,000. Christopher Seveney did not receive any additional compensation during this period, resulting in total compensation of $300,000. Similarly, Lauren Wells received, and is expected to receive, annual compensation of $200,000, with no other compensation provided, resulting in total compensation of $200,000. The aggregate compensation paid to all directors of the Company for the year 2024 was $500,000 and the total compensation for year 2025 is expected to be $500,000.

The table below presents the annual compensation of the two highest paid executive officers and directors of the Company for its current (2025) fiscal year.

Name	Title	2025 Annual Cash Compensation		2025 Other Compensation	2025 Total Compensation
Christopher Seveney	President, CEO, CFO and Chairman of the Board	$300,000	[3]	$0	$300,000
Lauren Wells	Chief Strategy Officer	$200,000	[4]	$0	$200,000
Total		$500,000		$0	$500,000

[3]	Mr. Seveney will receive an annual base salary of $300,000 plus additional benefits such as health, life, and disability insurance, as well as retirement benefits in the company 401k plan. Mr. Seveney is also the holder of 100% of the common stock and therefore is likely to receive additional compensation by way of his entitlement to the common stockholder distributions. Mr. Seveney’s compensation and benefits, just like all other employees, will be a Company Expense.

[4]	Ms. Wells is entitled to benefits in the way of health, life, and disability insurance, as well as retirement benefits in the form of the company 401k plan.

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent

The Company has engaged Computershare to act as our Transfer Agent for the Company’s securities.

Investors’ Tender of Funds

The Company will continue to accept tenders of funds to purchase the Bonds. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, wire, or check. Delays in the processing and closing of subscriptions paid by check may occur. Upon closing, funds tendered by investors will be made available to the Company for its use.

In order to invest, you will be required to complete a Subscription Agreement. A copy of the Subscription Agreement is attached hereto as Exhibit 4.1. By executing the Subscription Agreement and tendering the funds as provided for therein, the investor agrees to the terms of the Subscription Agreement, this Circular, and the Bylaws. For ease of reference, copies of the Subscription Agreement and the Bylaws are attached hereto as Exhibits 4.1 and 2.2, respectively.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue the bonds to the investor. The issuance of bonds will not be certificated but will instead be evidenced by way of book entries. The Transfer Agent will notify an investor when the bonds are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand or may seek to raise funds by conducting a new offering of equity or debt securities.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker-dealers and the Management team against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Broker-Dealer Agreement with MIT. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Purchases by Officers and Directors

Our officers and directors and affiliates of our officers and directors are permitted to purchase bonds in this Offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As Tier 2, Regulation A Offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an accredited investor:

●	A person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	A person whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;

●	A director or executive officer of our Company;

●	A person holding one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

●	An entity all of whose beneficial equity owners are accredited investors;

●	An entity that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following(A) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (B) a corporation, (C) a Massachusetts or similar business trust,(D) a partnership, or (E) a limited liability company;

●	A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered;

●	A bank, as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

●	A broker or dealer registered pursuant to section 15 of the Exchange Act;

●	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

●	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940, or the Investment Advisers Act;

●	An insurance company as defined in section 2(a)(13) of the Securities Act;

●	An investment company registered under the Investment Company Act of 1940, or the Investment Company Act, or a business development company as defined in section 2(a)(48) of the Investment Company Act;

●	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

●	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

●	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (A) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or (B) the employee benefit plan has total assets in excess of $5,000,000; or (C) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein;

●	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

●	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

●	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the bullet above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of that bullet; and/or

●	An entity, of a type not listed in the bullets above for entities, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

For purposes of calculating net worth, a person’s primary residence is not included as an asset; indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the dealer manager that would permit a public Offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES

Description of Securities

The Company is offering up to $75,000,000 in Bonds over the coming 12 months, which shall be referred to as Class A1, A4, B4 and B7 Bonds.

Voting Rights

The investor will have no right to vote or otherwise participate in the management of the Company. Instead, the Company is managed by the Management team, as outlined on page 87.

Interest Payments

Accrued interest will be paid in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Interest on each Bond will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription agreement for the Shares was completed and accepted by the Company (the “Date of Issuance”). Bondholders shall be required to hold their Bond until maturity. The Offering is made through MIT Associates LLC, Member FINRA/SIPC, who will act as the broker/dealer of record.

Interest payments will be pari passu with the other Preferred Shareholders. Any remaining proceeds after payment of the interest and the distribution to the Preferred Shareholders, at the sole discretion of the Company, shall be paid to the common stockholders at the end of the fiscal year.

IMPORTANT NOTE: There is no guaranty that we will have enough money to pay Investors the stated interest, or even to return their capital.

Term of Interests

Class A1, A4, B4 and AB7 Bondholders will be required to hold their investment per the table below:

Class A1 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/27
07/01/26 – 12/31/26	12/31/27
01/01/27 – 06/30/27	06/30/28
07/01/27 – 12/31/27	12/31/28
01/01/28 – 06/30/28	06/30/29
07/01/28 – 12/31/28	12/31/29

Class A4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B4 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/30
07/01/26 – 12/31/26	12/31/30
01/01/27 – 06/30/27	06/30/31
07/01/27 – 12/31/27	12/31/31
01/01/28 – 06/30/28	06/30/32
07/01/28 – 12/31/28	12/31/32

Class B7 Bonds

Date of Investment	Maturity
01/01/26 – 06/30/26	06/30/33
07/01/26 – 12/31/26	12/31/33
01/01/27 – 06/30/27	06/30/34
07/01/27 – 12/31/27	12/31/34
01/01/28 – 06/30/28	06/30/35
07/01/28 – 12/31/28	12/31/35

The Company expects to operate the Company for a minimum of ten (10) years from the date this Offering Circular is approved. The Company reserves the right to operate the Company indefinitely. If the Company elects to liquidate, the Company shall provide written notice to the Investors of the decision to liquidate. The Company will distribute proceeds from liquidation to the investors until each investor has received the repayment of the investor’s initial investment. Thereafter, the investors will be paid their respective preferred return or interest for the given time period. Any remaining proceeds shall thereafter be distributed to the common stockholders.

Withholding

In some situations, the Company might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you received a check for only $90.

No Guaranty

The Company can only distribute as much money as it generates. There is no guaranty that we will have enough money, after paying expenses, to distribute enough to pay the Bondholders or the Preferred Return or even to return all the invested capital.

Mandatory Withdrawals

Management may require an Investor to withdraw all or a portion of the Investor’s capital account upon five days-notice, for any or no reason whatsoever.

Management may require an Investor to withdraw all or a portion of its capital with no notice under certain circumstances, including if:

●	Management believes the Investor made a material misrepresentation to the Company;

●	Legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

●	The Investor transferred a Bond Interest in violation of the Bylaws; or

●	Management believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation.

If Management causes an Investor to withdraw all of the Investor’s capital account, the Investor will have no further interest in the Company.

Limited Right of Liquidity

All Members will be required to hold their Bonds until maturity. Early redemption requests for reasons of financial hardship or emergency during the Lockup Period may be considered on a case-by-case basis at a price equal to $800 per Bond. The Member will also be for third-party processing fees and Broker or RIA fees.5

Redemption Upon Death or Disability

Provided the Bondholder has been invested for a minimum of 90 days, within 90 days of the death or total permanent disability of a Bondholder who is a natural person (or the beneficiary of an irrevocable trust that holds shares who is a natural person), the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole, but not in part, the Bonds held by such Bondholder by delivering to us a written notice requesting such Bonds be redeemed. Any such request shall specify the particular event(s) giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed. If a Bond is held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled Bondholder (or a legal representative) upon total permanent disability of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bonds unless each Bondholder can demonstrate that it has been financially or monetarily damaged by such an event.

Upon receipt of a redemption request in the event of death or total permanent disability of a Bondholder, we will designate a date for the redemption of such Bonds, which date shall not be later than 120 days after we receive facts or certifications establishing, to the reasonable satisfaction of the Company, the right to be redeemed. On the designated date, we will redeem such Bonds at a price per Bond of $1,000 plus any accrued and unpaid interest, to but not including the date on which the Bonds are redeemed.

[5]	In the event the Company incurred any broker’s or RIA fees or related expenses as part of the redeeming Bondholder’s investment into the Company, said fees shall be prorated and reduce the Bonds value.

Disability shall mean with respect to any Bondholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Bondholder or beneficial holder first acquired Bonds Any such determination of disability must be made by any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration, or the Applicable Governmental Agency, responsible for reviewing the disability retirement benefits that the applicable Bondholder or beneficial holder could be eligible to receive.

Redemptions due to death or disability shall be treated as early redemptions. Redemptions due to death or disability shall also count towards the quarterly 10% Limit on redemptions described above. Redemptions will be processed in the order they were received. Any redemptions in excess of the 10% Limit, will be carried over to the next calendar quarter and redeemed at such time unless such carryover redemptions would exceed the 10% Limit for the new calendar quarter in which case they will be carried over to successive calendar quarters until redeemed; provided, however that if, during the pendency of the Offering, the 10% Limit is adjusted upward at the beginning of any succeeding calendar quarter, then such carried over redemptions will be redeemed as of such adjustment to extent they do not exceed the then in effect 10% Limit.

Management shall have no obligation to consider any early redemption requests during the life of the Company except in cases of Death or Disability as outlined above. Additionally, Management may also place certain restrictions on the number of outstanding bonds that may be available for early redemption at any given time. A Bondholder shall be required to provide Management with a 90-day notice for any Redemption request to be considered. No Bondholder will be given priority for Redemption over any other Bondholder or Shareholder for any reason other than the date upon which the request was made. Management may redeem Shares and Bonds Pari Passu at any time at the then current Unit Price in its sole discretion without penalty to Management or the Company. Given the illiquid nature of the Assets, Management reserves the right to pay out any redemption requests, whether early or otherwise, over a 120-day period and/or limit Redemption requests to 10% of bonds per quarter.

Asset-Backed Securities

Definition of “Asset-Backed Security”. The Bonds are being offered pursuant to Regulation A issued by the SEC. Under 17 CFR §230.261(c), a security that is an “asset-backed security” may not be offered under Regulation A. For these purposes, the term “asset-backed security” has the same meaning as in Item 1101(c) of SEC Regulation AB. Under this definition, an “asset-backed security” means a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders; provided that in the case of financial assets that are leases, those assets may convert to cash partially by the cash proceeds from the disposition of the physical property underlying such leases.

The term is also defined by Section 3(a)(79) of the Exchange Act, which states that an “asset-backed security” means a fixed-income or other security collateralized by any type of self-liquidating financial asset (including a loan, a lease, a mortgage, or a secured or unsecured receivable) that allows the holder of the security to receive payments that depend primarily on cash flow from the asset, including: (i) a collateralized mortgage obligation; (ii) a collateralized debt obligation; (iii) a collateralized bond obligation; (iv) a collateralized debt obligation of asset-backed securities; (v) a collateralized debt obligation of collateralized debt obligations; and (vi) a security that the Commission, by rule, determines to be an asset-backed security for purposes of this section; and (B)does not include a security issued by a finance subsidiary held by the parent company or a company controlled by the parent company, if none of the securities issued by the finance subsidiary are held by an entity that is not controlled by the parent company.

In the opinion of the Company, the Bond does not satisfy the definition of “asset-backed security” set forth in Item 1101(c) of SEC Regulation AB or Section 3(a)(79) of the Exchange Act. The Bonds are not “collateralized” in any way, nor will the Bondholders have any equity in the Company. The payments to the Investors do not “depend primarily on cash flow from the asset.”

For all of these reasons, the Company believes that the Bonds should not be treated as “asset-backed securities” under section 3(a)(79) of the Exchange Act and, accordingly, that the Company will not be subject to the onerous reporting obligations that would otherwise apply.

OUR BUSINESS

The Company is a Virginia based corporation formed on February 22, 2022, that originates, acquires and manages real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties (under 100 units). The Company purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (the “Notes”) throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. We define loan to value (“LTV”) as a percentage of the sum of the unpaid balance plus all senior debt, divided by the estimated value of the collateral. The Company also engages in originating business purpose loans5 throughout the United States. While the Company primarily invests in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also invests in middle and upper class single family homes and smaller multi-family residential properties, and will also originate business purpose loans secured by the same. While the Company will typically make the aforementioned investments on a cash basis, it reserves the right to employ the use of credit facilities to enhance its buying power. In no event will the Company acquire debt from a credit facility in excess of 70% of loan to value to purchase assets.

The Company also engages in originating business purpose loans throughout the United States. To support the origination and sale of Business Purpose Loans, the Company operates as a correspondent lender and utilizes a warehouse line of credit specifically for these purposes. The Company currently maintains a $10 million warehouse facility, which is exclusively dedicated to originating Business Purpose Loans. These loans are funded through the warehouse line, originated under the Company’s underwriting guidelines, funded through the warehouse line, and temporarily held in a special purpose vehicle (SPV). The Warehouse Lender funding generally funds up to 85% of the loan amount. These loans are expected to be sold to third-party investors or institutional buyers within 30 days of origination. In certain cases, the Company may choose to retain select loans on its balance sheet based on strategic or market considerations.

The Company’s investment objectives with respect to acquiring Assets are to effectively deploy the proceeds of this Offering towards the acquisition of Assets which are expected to: Preserve and protect each Investor’s contributed; and provide the Investor with a dividend as well as provide Investors with a full return of their capital contributions. No assurance can be given that these objectives will be attained or that the Company’s capital will not decrease.

The business in which the Company operates is not dependent on patents, trademarks, franchises, concessions, royalty agreements or labor contracts. To the extent that licenses are required to engage in the business in any particular jurisdiction, Management is experienced in obtaining said license and does not expect the process to hinder or delay the business of the Company. The business of the Company does not involve environmental issues, and as such, does not expect to incur any significant costs relating to environmental compliance.

Personnel

The Company employed 9 full-time employees as of October 27, 2025. Our employees work remotely in various states within the United States. The Company believes having a remote workforce increases the pool of candidates and allows the Company to recruit top talent.

Company History

As previously stated, the Company is a newly formed entity and has approximately three years of operating history. While the Company is newly formed, Mr. Seveney has extensive history in the industry, as more fully set forth on page 87, below. Neither the Company, its directors, nor any Key Person has been a debtor in any bankruptcy, receivership or similar proceeding. There has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets of the Company not in the ordinary course of business.

The Mortgage Market

We realize that uncertainty creates opportunity. From an investor perspective, the volatility of the stock market and impending fears of inflation are causing many investors to look for other options. The long-term value of real estate is attractive, and due to constantly changing markets, we believe there will constantly be a significant opportunity in the distressed real estate asset market.

The Secondary Mortgage Market for Investors

Mortgages are typically originated in the primary market, where home buyers obtain loans from banks, credit unions or other financial institutions. Most lenders pool the loans they have originated and sell these pools to generate funds for continued lending. The secondary distressed mortgage market is a billion-dollar industry (according to National Mortgage Database)6 in which all types of mortgage loans, prime, sub-prime, conforming and non-conforming, are sold to investors, occasionally individually but most commonly in pools that aggregate multiple mortgages.

Buyers of loans in the secondary mortgage market include large institutions as well as smaller investment funds and other professional investors who specialize in mortgage investing. Many large institutional investors repackage mortgages into mortgage-backed securities (MBS) that are in turn sold to other investors. Investors may also purchase loans to hold to maturity in a loan portfolio or produce cash flows that will offset other future liabilities.

Investors can purchase non-performing loans at prices significantly below outstanding balances, otherwise known as “the UPB”. The investor can then rehabilitate the loans or reclaim the property, thus generating an attractive return on the original investment. This is the primary goal of this investor.

[6]	www.consumerfinance.gov/data-research/mortgage-performance-trends/mortgages-30-89-days-delinquent/

Current & Projected Market Conditions

The performance of mortgages is primarily correlated to unemployment. Since the start of the COVID pandemic in 2020, moratoriums were put in place to protect borrowers from losing their homes. These moratoriums have led to a reduction in available inventory on the secondary market and an increase in pricing caused by supply and demand. Since these moratoriums have been lifted, mortgage delinquencies have not increased. We believe mortgage delinquencies are near all-time lows over the past 30 years as shown in the chart below from the Board of Governors of the Federal Reserve System, and we predict mortgage delinquency rates may increase due to the rise in interest rates due to inflation. We believe these increases could lead to greater inventory on the secondary market. Below we highlight the current delinquency rate as published by the Board of Governors of the Federal Reserve System.7

Acquisition Strategy

Our acquisition strategy is not focused on a single source. We are focused on targeting banks, private equity firms who hold notes, brokers, auction platforms, other note funds and individual investors.

Non-performing loans are mortgages where the borrower is behind on payments. Typically, a loan is considered non-performing when the loan is more than ninety days past due. Financial institutions will sell these loans as they are not typically staffed to handle a significant number of delinquent loans. We have also found that many banks seek to offload non-performing loans for a multitude of tax planning and general business strategy considerations. These loans can then be purchased at a discount on the balance due thereon. We will also target private equity funds. Private Equity funds acquire thousands of delinquent non-performing loans at a significant discount. They will break the loans down into tranches or classes of loans which:

●	They manage to a successful conclusion to maximize value and will then liquidate.

●	Immediately look to liquidate due to the loan not meeting its requirements. An example of this is a loan with a $50,000 value takes the same effort and costs to foreclose as a $500,000 loan. Therefore, when incorporating manpower and returns, they focus on loans with most value.

Like other real estate asset classes, private equity funds investing in mortgage debt are constantly acquiring and liquidating assets for liquidity or in the case of closed-end funds, when they are winding down fund operations. These instances present ideal buying situations. We have also found that these situations also present ideal opportunities to purchase residential properties that the fund obtained and that it needs to offload in order to wind down operations.

Other Sources:

Other sources consist of buying from individual investors, smaller note funds, and originating new loans. In the past five years, we have developed relationships with over twenty-five known funds and note sellers.

Governmental Regulation

The industry in which the Company intends to participate is regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “Risk of Failure to Comply with Securities Laws” “Relaxed Ongoing Reporting Requirements,” and the other related Risk Factors identified herein. The Company or the Company’s Assets may be subject to government regulations in addition to those discussed in this Offering and new regulations or regulatory agency may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the market in which it operates. However, such regulations may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

[7]	fred.stlouisfed.org/series/DRSFRMACBS

Other laws, regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, and programs at the federal, state, and local levels are under considerations that seek to address the economic climate and real estate and other markets and to impose new regulations on various participants in the financial system. The effect that these or other actions will have on the Company’s business, results of operations, and financial condition and not completely foreseeable at this time. Further, the failure of these or other actions and the financial stability plan to stabilize the economy could harm the Company’s business, results of operations, and financial condition.

Profile for Targeted Assets

We estimate there is approximately $224B in distressed mortgage notes across the United States based on the above chart having a Q1 delinquency rate of 1.71% and the estimated mortgage market of $13.1 trillion. The fund is looking to target a very small component of this market in a strategic manner to acquire non-performing notes that have an upside economic potential with designed exit strategies. We focus to identify and source notes which are undervalued and relate to residences located in favorable neighborhoods. Purchasing notes at below market prices after performing the proper due diligence enables the Company to spread its risk of loss over a greater pool of assets and at lower price points than purchasing notes at higher retail purchase prices.

Benefits of Notes Versus Other Alternative Investments

Passive Cash Flow

We believe owning a note is easier to manage than a property. When a borrower is paying, it is considered “mailbox money”. Compared to owning physical real estate, owning the secured debt does not subject you to dealing with tenants, toilets and termites.

Portfolio Management

A note portfolio can be managed from any location with internet access. The management consists of a team of professionals consisting of attorneys, a servicing company, realtors and preservation companies. Unlike rentals, where most investors own “in their own backyard”, a note portfolio can be more diversified, but each asset is still managed in the same manner.

Profitability in Varying Market Conditions

Note prices in the marketplace function in relation to supply and demand and are correlated to real estate values. The big difference is with notes, profits increase in a down market as note prices decrease which allows more flexibility to rehab the borrower and get them repaying. Remember – even in a down economy people need a place to live and their mortgage payment could be less than rent.

Collateral

Our mortgage notes are secured by liens against real property, ensuring that each note is supported by tangible real estate assets. In case of default, this collateral ensures that the note is secured, unlike unsecured debt. Likewise, all Business Purpose Loans we invest in are secured and collateralized by the real assets those loans are linked to.

Versatility

With notes, there are numerous exit strategies. The Notes can be resold, modified or taken back by the Lender. The Borrower can refinance the loan and payoff us as the lender.

With non-performing notes, the most advantageous outcome for the borrower and lender is for the borrower to make payments. If we can get the borrower to reperform, the asset increases in value and can be liquidated at higher margins. If the borrower cannot make the current payment on the loan, the lender has multiple options including; loan modification; deed-in-lieu of foreclosure; or foreclosing on the property.

History of Management and the Affiliates

The manager has experience managing mortgage note funds. These include business endeavors exempt from registration under Regulation A Tier 2, Regulation D 506(c) and 506(b). These funds historically have been successful in acquiring assets for the portfolio while managing the required reserves required for potential legal costs, while consistently returning a distribution to the investors.

Company Property

The Company does not currently own or lease office space but reserves the right to do so in the future. The Company relies heavily on digital operations. Management is nearly paperless, with all documents secured and managed digitally. Management utilizes industry-proven software that allows it to track and manage its investments with confidence and accuracy.

Legal Proceedings

Legal proceedings are a routine part of the business of the Company. For instance, it is routine that the Company may need to bring a lawsuit against a borrower for the amount due under a debt obligation or to foreclose on the collateralized property. It is also a normal aspect of business that a borrower may preemptively bring a lawsuit seeking to have a debt obligation stricken. These types of lawsuits are not common and, in Management’s experience, rarely end in a cancellation of the underlying debt.

Neither the Company, Management, nor any director, officer or affiliate of the Company, nor any owner of record or beneficially of more than five percent of any class of voting securities of the Company, nor any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. This attestation applies to any administrative or judicial proceedings.

INDEPENDENT AUDITORS

The financial statements as of December 31, 2024 and 2023 and for the years then ended, included in this offering statement, have been audited by Grant Thornton LLP, independent auditors, as stated in their report appearing herein.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

CWS Investments Inc.

Opinion

We have audited the financial statements of CWS Investments Inc.(a Virginia corporation) (the “Company”), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 30, 2025

CWS Investments Inc.

Balance Sheets

As of December 31, 2024 and December 31, 2023

	2024	2023
ASSETS
Residential Mortgage Loans, held-for-sale, net	$1,034,747	$3,616,425
Business Purpose Loans, held-for-investment, net	17,088,695	8,761,978
Real Estate Property, held-for-investment net	-	559,771
Real Estate Property, held-for-sale, net	377,938	-
Other Real Estate Property, held-for-sale	1,728,961	300,900
Internal-use Software Intangible Asset, net	63,436	126,873
Cash and Cash Equivalents	2,005,540	1,064,555
Accounts Receivable	232,447	-
Interest Receivable	6,164	77,529
Other Receivables, net	2,424,072	149,440
Prepaid Expenses	21,969	34,920
Due From Related Parties	17	936
Cash Surrender Value of Company-owned Life Insurance Policies	19,477	5,942
Furniture and Equipment, net	5,390	5,050
Total Assets	25,008,853	14,704,319

LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Accounts Payable	$60,398	$39,240
Credit Card Obligations	10,887	76,836
Accrued Liabilities	103,845	62,973
Tax Payable	51,895	-
Liability for Credit Losses on unfunded loan commitments	4,072	35,609
Total Liabilities	231,097	214,658

Commitments and Contingencies
Series A Preferred Stock, 3,433,889 and 2,142,588, Shares Issued and Outstanding at December 31,2024 and December 31, 2023, respectively, at Redemption Value	32,930,260	20,501,360
Stockholders’ Deficit
Common Stock 1,000,000 Shares Authorized, 1,000,000 Shares Issued and Outstanding; Zero Par Value Per Share	-	-
Additional Paid-in Capital	-	-
Accumulated Deficit	(8,152,504)	(6,011,699)
Total Stockholders’ Deficit	(8,152,504)	(6,011,699)
TOTAL LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$25,008,853	$14,704,319

See accompanying notes to the financial statements

CWS Investments Inc.

Statements of Operations

For the Years Ended December 31, 2024 and December 31, 2023

	2024	2023
REVENUES
Mortgage Loans:
Interest Income	$239,120	$270,600
Late Fees and Other	62,353	8,662
Business Purpose Loans:
Interest Income	1,668,948	723,096
Lender Fees	358,091	132,826
Late Fees and Other	37,422	-
Rental Revenue	115,564	94,969
Other Revenue	6,901	31,579
Total Revenues	2,488,399	1,261,732

OPERATING EXPENSES
Personnel Expenses	1,641,482	1,545,294
Loan Expenses	183,733	176,911
Real Estate Property Expenses	176,457	168,263
General and Administrative	621,403	668,869
Provision for Credit Losses	172,786	146,243
Total Operating Expenses	2,795,861	2,705,580

OTHER INCOME
Gain on Transfer of Loan to OREO	373,980	130,716
Gain on Sale of Mortgage Loans	500,131	249,748
Gain (Loss) on Sale of OREO	(19,542)	13,562
Gain on Sale of Real Estate Property	61,651	-
Total Other Income	916,220	394,026
INCOME (LOSS) BEFORE TAXES	608,759	(1,049,822)
Income Tax Expense	54,626	-
NET INCOME (LOSS)	$554,133	$(1,049,822)
Series A Preferred Stock Dividends	(2,236,493)	(1,273,105)
NET LOSS AVAILABLE TO COMMON STOCKHOLDER	$(1,682,360)	$(2,322,927)

See accompanying notes to the financial statements

CWS Investments Inc.

Statements of Cash Flows

For the Years Ended December 31, 2024 and December 31, 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$554,133	$(1,049,822)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used) in Operating Activities:
Cash Surrender Value of Company-owned Life Insurance Policies	(13,535)	(5,942)
Amortization of Internal-use Software	63,437	106,637
Amortization of In-place Lease Intangible Assets	-	37,500
Debt Issuance Costs, net	(2,516)	(19,728)
Furniture and Equipment: Accumulated Depreciation	1,540	1,503
Disposal of F&E, net of Accumulated Depreciation	1,711	-
Accrued Interest BPL HFI	(100,593)	-
Initial ACL on PCD loan BPL HFI	86,857	-
Accretion of BPL HFI discount (Lender Fees and Prepaid Interest)	(1,009,079)	-
Real Estate Property, HFI: Accumulated Depreciation	4,512	12,155
Liability for Credit Losses on Unfunded Loan Commitments	(31,537)	35,609
Provision for Losses on Recoverable Loan Expenses	15,850	26,220
Provision for Losses on BPL HFI	188,474	84,414
Loss (Gain) on Sale of OREO	19,542	(13,562)
Gain on Transfer of Loan to OREO	(373,980)	(130,716)
Gain on Sale of Mortgage Loans	(500,131)	(249,748)
Gain on Sale of Real Estate Property	(61,651)	-
Purchase of RML HFS	-	(3,189,665)
Loan Costs RML HFS	-	(35,887)
Principal Payments RML HFS	653,465	654,275
Proceeds from sale of RML HFS	1,148,743	1,051,688
Income Tax withholdings from Real Estate Property, HFS sale proceeds	6,525	-

Changes in Operating Assets and Liabilities
Contribution Receivable	-	11,000
Accounts Receivable, net of Real Estate Property, HFS sale proceeds in transit	-	-
Other Receivables, net of RML HFS sale proceeds in transit	(398,730)	(159,500)
Prepaid Expenses	12,951	17,975
Due From Related Parties	919	10,662
Interest Receivable	71,365	(64,138)
Credit Card Obligations	(65,949)	(96,321)
Accrued Liabilities	40,872	6,698
Tax Payable	51,895	-
Accounts Payable	21,158	(48,558)
Net Cash Provided by (Used in) Operating Activities	386,248	(3,007,251)

CASH FLOWS FROM INVESTING ACTIVITIES
Origination and funding of construction draws BPL HFI, net of discount	(9,690,172)	(9,473,300)
Purchases of PCD Loans BPL HFI	(3,481,539)	-
Principal Payments on BPL HFI	5,681,851	646,636
Funds paid to 1st lienholder BPL HFI	(1,834,657)	-
Purchases of Internal Use Software Intangible Asset	-	(233,510)
Purchases of Furniture and Equipment	(3,592)	-
Funds paid to 1st lienholder for property assumed through foreclosure	-	(144,000)
OREO Improvements	(142,474)	-
Improvements of Real Estate Property, HFI	-	(137,549)
Proceeds from Sale of OREO	291,358	103,562
Net Cash Used in Investing Activities	(9,179,225)	(9,238,161)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Series A Preferred Shares	12,517,400	14,125,230
Redemption of Series A Preferred Shares, net of penalties	(79,450)	(198,440)
Offering Costs	(467,495)	(1,636,301)
Distributions to Preferred Stockholders	(2,236,493)	(1,273,105)
Net Cash Provided by Financing Activities	9,733,962	11,017,384

Net Increase in Cash and Cash Equivalents	940,985	(1,228,028)
Beginning of Year or Period	1,064,555	2,292,583
End of Year or Period	$2,005,540	$1,064,555

Supplemental Noncash Information:
Reclassification of the Principal Balance of loans held-for-sale to real estate property held-for-sale acquired through the foreclosure process	$1,222,507	$116,184
Income tax paid in 2024	$6,925	$-

See accompanying notes to the financial statements

CWS Investments Inc.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2024 and 2023

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2023	$-	$-	$-	$(2,079,531)	$(2,079,531)
Issuance of Series A Preferred Shares	14,125,230	-	-	-	14,125,230
Reclassification of Preferred Stock at Redemption Value	(14,125,230)	-	-	-	(14,125,230)
Redemption of Series A Preferred Shares	(225,500)	-	-	-	(225,500)
Reclassification of Redeemed Preferred Stock at Redemption Value	225,500	-	-	-	225,500
Penalties on Early Redemption of Series A Preferred Shares	-	-	-	27,060	27,060
Offering Costs	-	-	-	(1,636,301)	(1,636,301)
Distributions to Preferred Stockholders	-	-	-	(1,273,105)	(1,273,105)
Net Loss	-	-	-	(1,049,822)	(1,049,822)
Balance at December 31, 2023	$-	$-	$-	$(6,011,699)	$(6,011,699)
Issuance of Series A Preferred Shares	12,517,400	-	-	-	12,517,400
Reclassification of Preferred Stock at Redemption Value	(12,517,400)	-	-	-	(12,517,400)
Redemption of Series A Preferred Shares	(88,500)	-	-	-	(88,500)
Reclassification of Redeemed Preferred Stock at Redemption Value	88,500	-	-	-	88,500
Penalties on Early Redemption of Series A Preferred Shares	-	-	-	9,050	9,050
Offering Costs	-	-	-	(467,495)	(467,495)
Distributions to Preferred Stockholders	-	-	-	(2,236,493)	(2,236,493)
Net Income	-	-	-	554,133	554,133
Balance at December 31, 2024	$-	$-	$-	$(8,152,504)	$(8,152,504)

See accompanying notes to the financial statements

CWS Investments Inc.

Notes to the Financial Statements

1. ORGANIZATION AND BUSINESS

Nature of Operations

CWS Investments Inc. (the “Company” or “we” or “our”) is a Virginia-based corporation, formed on February 22, 2022. The Company specializes in acquiring and managing real estate-backed loans and other real estate-related assets, including single-family homes and smaller multi-family residential properties.

Acquisition and Management of Real Estate-Backed Loans: The Company purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (“Notes”) across the United States. Our acquisitions adhere to conservative loan-to-value characteristics, ensuring that the Notes are fully secured. We believe this conservative approach mitigates risk and enhances the stability of our investment portfolio.

Origination and Purchases of Business-Purpose Loans: In addition to acquiring Notes, the Company engages in originating and purchasing business purpose loans throughout the United States. These loans are designed to support various business activities and are secured by real estate, further aligning with our conservative investment strategy.

While the Company primarily invests in first mortgages, we may opportunistically invest in second mortgages if our stringent conservative criteria are met. This flexibility allows the Company to capitalize on favorable market conditions while maintaining a prudent risk profile.

Investment in Real Estate Properties: The Company may also invest in middle and upper-class single-family homes and smaller multi-family residential properties. When investing in single-family homes and/or multi-family properties, the Company will do so on a cash basis, ensuring that leverage does not exceed 70% loan-to-value. Additionally, the Company may undertake any actions incidental and conducive to the furtherance of its stated purposes.

Offering of Securities

The Company is offering a maximum amount of $75,000,000 of a single class (“Class A”) of Redeemable Series A Preferred Stock (“Preferred Stock” or “Shares”) at an offering price of $10 per share (the “Offering”). The minimum permitted purchase is $5,000 for Class A Shares. The Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Offering will terminate on the earlier of 12 months from the date the offering circular was qualified by the Securities and Exchange Commission (“SEC”) (which date may be extended for an additional two years in the Company’s sole discretion) or the date when all Shares have been sold. The Offering Circular was qualified by the SEC on July 13, 2022, and the Company filed a Post Offering Statement on June 30, 2023 to extend the offering past the July 13, 2023 termination date. The Company filed an additional Post Offering Statement on August 19, 2024 to extend the offering until July 13, 2025.

The Company notified the SEC on February 2, 2023 of the intent to offer Class B, Class C, and Class D Preferred Stock (“Class B, C, D Preferred Stock” or “Class B, C, D Shares”) through a Regulation D 506c offering (“Reg D 506c”). Reg D 506c offers accredited investors an opportunity to purchase Class B, C, D Shares in the Company in the minimum aggregate amount of $100,000 and up to the maximum aggregate amount of $75,000,000. The minimum investment varies depending on the class of shares. For Class B Shares, the minimum investment is $100,000. For Class C Shares, the minimum investment is $250,000. For Class D Shares, the minimum investment is $1,000,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The Company adopted the calendar year as its basis of reporting.

Segment Reporting

ASC Topic 280, Segment Reporting, requires public entities to report financial and descriptive information about their reportable operating segments. The Company adopted ASU 2023-07 “Segment Reporting (Topic 280) – Improvement to Reportable Segment Disclosures” on January 1, 2024.

The Company’s chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer and President (“CEO”). The CEO is responsible for allocating the Company’s resources and for assessing its operating performance.

The Company has identified one reportable segment: investing in primarily mortgage related single-family and multi-family residential assets within the U.S. Factors used to identify the reportable segment include the basis of the Company being organized to invest in mortgage-backed loans and other real estate assets. We derive our revenues from interest income on loans, origination and other lender fees on loans, and gains on residential mortgage loans purchased in the secondary market at a discount and subsequently sold.

The accounting policies of the operating segment are the same as those described in the Summary of Significant Accounting Policies. No differences exist between the measurements used for internal management reporting purposes and those used in the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. The CODM reviews financial information for the overall investment portfolio of assets and assesses the operating results and performance of the Company as a whole without differentiating between loan classification or status. The allocation of company-wide resources, specifically head count, is determined by the CODM based on net income calculated on the same basis as the net income reported in the Company’s Statements of Operations. The CODM is regularly provided with expense information at a level consistent with that disclosed in the Company’s Statements of Operations. The CODM uses net income to monitor budgeted versus actual results in assessing the performance of the segment. The measure of segment assets is reported on the Balance Sheets as Total Assets.

The Company did not have any intra-entity sales or transfers.

Reclassifications

Certain items in the Company’s prior year Statements of Operations were reclassified to conform to the current presentation.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are required in the determination of revenue recognition; valuation of accounts receivable, other receivables, loans held for investment, real estate property held for investment; evaluating impairment on loans and real estate properties held for sale; the allowance for credit losses; fair values of financial instruments; realization of deferred tax assets; income taxes; and contingencies and litigation, among others. Some of these judgments can be subjective and complex, and consequently, actual results may differ from these estimates. For any given individual estimate or assumption made by the Company, there may also be other estimates or assumptions that are reasonable.

Risks and Uncertainties

Industry Risk

The real estate market is inherently speculative and unpredictable. The Company’s assets are secured by real estate holdings. In the event of a market downturn, the Company may face challenges in paying dividends or redeeming outstanding shares at the stated redemption price. Over the past two decades, the real estate industry has experienced significant fluctuations, including the notable downturn from 2007 to 2009. Such events can impact the Company’s ability to generate revenue and subsequently distribute dividends and proceeds.

Risks Relating to Real Estate Loans

The ultimate performance and value of the Company’s investments will depend upon, in large part, the underlying borrower on the mortgage’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the on-going need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws. If property securing loans becomes real estate owned as a result of foreclosure, the Company bears the risk of not being able to sell the property to recover the investment, and the Company is exposed to all the risks associated with the ownership of real property.

Redeemable Shares

All Series A Preferred Shares contain a redemption feature which allows for the redemption of such Shares. Class A Preferred Stock is subject to a four year holding period (“Class A Lock-up Period”), and Class B, C, and D Preferred Stock is subject to a three year holding period (“Class B, C, D Lock-up Period”). In accordance with ASC 480, conditionally redeemable Series A Preferred Shares (including Class A and Class B, C, and D Preferred Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company recognizes changes in redemption value immediately as they occur. However, while Series A Preferred Shares that are redeemed prior to the applicable Lock-up Period are subject to a penalty or discount to the redemption value, such Series A Preferred Shares have been presented at the original sales price of $10 per share. Further, Class A Bonus Shares received by qualifying investors have no redemption value until after the Class A Lock-up Period. As such, 140,863 and 92,452 of redeemable Series A Bonus Shares are stated at $0 redemption value on the Balance Sheets as of December 31, 2024 and December 31, 2023, respectively, and will be immediately accreted to their $10 per share redemption value following completion of the Lock-up Period. Accordingly, 3,433,889 and 2,142,588 Series A Preferred Shares subject to possible redemption at the redemption amount were presented as temporary equity, outside of the shareholders’ deficit section of the Company’s Balance Sheets as of December 31, 2024 and December 31, 2023, respectively.

Loan Classification

Loans Held for Sale (“LHFS”)

Loans are classified as held-for-sale when management has positively determined that the loans will be sold in the foreseeable future and the Company has the intent and ability to do so. The Company’s held-for-sale loans typically consist of residential mortgage loans. The classification may be made on or after the loan’s origination or purchase date. Once a decision has been made to sell loans not previously classified as held-for-sale, such loans are transferred into the held-for-sale classification and carried at the lower of cost or estimated fair value on an individual loan basis. The fair value of LHFS is based on prevailing market prices as reported in Whole Loan Pricing Reports from reputable whole loan trading companies specializing in sales and analytics such as RAMS Mortgage Capital (“RAMS”) and MIAC Analytics. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans Held for Investment (“LHFI”)

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for current expected credit losses. Amortized cost is the principal balance outstanding, net of purchase premiums and discounts, accrued interest, deferred loan fees and costs, and impairment losses. Interest on LHFI is recognized by using the effective-interest method on the principal amounts outstanding. Loan origination fees, net of certain direct origination costs, are deferred and recognized in lender fee income.

The Company did not have any reclassifications of loans between held for sale and held for investment in 2024 and 2023.

Loan Impairment

Loans considered held-for-sale are evaluated for impairment by Management at each reporting date. A valuation allowance is recorded to the extent that the fair value of the loan is less than the carrying value of the loan. No valuation allowance for loans held-for-sale was recorded as of December 31, 2024 and December 31, 2023.

Charge-offs

The Company records charge-offs for loans held-for-investment when Management determines that all, or a portion, of the unpaid principal balance is uncollectible, which generally occurs when all reasonable means of recovering the loan balance have been exhausted. Such determination is based on factors such as the occurrence of significant changes in the borrower’s financial position such that the borrower can no longer pay the obligation, or that the proceeds from collateral will not be sufficient to cover the loan amount. When Management deems all or a portion of a loan to be uncollectible, the appropriate amount is written off and the ACL is reduced by the same amount. Subsequent recoveries, if any, are credited to the ACL when received. Costs incurred to recover charged-off loans are recorded as an expense and included in the Statements of Operations. The Company did not record any charge-offs in 2024 or 2023.

Loan Origination Fees and Costs

Loan origination fees and costs associated with LHFS are deferred and included as part of the loan balance until the loan is sold. For LHFI, direct loan origination costs and origination fees are offset, and the net amount is deferred and amortized over the life of the related loan using the interest method described in ASC 835, Interest. The Company does not amortize deferred net fees or costs during periods in which interest income on the loan is not being accrued because of concerns about the collection of principal and interest from the borrower. Net deferred fees from the origination of business purpose loans in the amount of $358,091 and $132,826 were amortized into income for the years ended 2024 and 2023, respectively.

Purchased Credit Deteriorated Assets (“PCD”)

Purchased credit deteriorated refers to a financial asset that has experienced a significant deterioration in credit quality since its origination, and has been purchased, not originated by the current holder. PCD assets are accounted for using a “gross-up” method, where the expected credit losses are added to the purchase price to determine the initial amortized cost.

The Company assesses what is more-than-insignificant credit deterioration since origination and considers the purchased assets with the following characteristics to be consistent with the factors that affect collectability in ASC 326-20-55-4. The Company records the allowance for credit losses in accordance with ASC 326-20-30-13 for the following assets:

a.	Financial assets that are delinquent, including maturity default, as of the acquisition date

b.	Financial assets that have been downgraded since origination

c.	Financial assets that have been placed on nonaccrual status

d.	Financial assets for which, after origination, credit spreads have widened beyond the threshold specified in its policy.

PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment and can be found in the section titled Allowance for Current Expected Credit Losses (“ACL”). In accordance with ASC 326-20, when an entity uses a non-discounted cash flow method, the initial allowance for credit losses for PCD assets should be based on the asset’s unpaid principal balance and not its amortized costs basis. The initial allowance is then added to the asset’s “initial amortized cost basis” (e.g. purchase price). This is required by the guidance in ASC 326-20-30-14 and was needed to avoid a potentially circular calculation in which the allowance is based on the collectability of the amortized cost bases of an asset, but it also impacts the amortized cost basis through the PCD gross up. When subsequently measuring the ACL, ASC 326-20-35-1 states that the method used to determine the allowance should generally be applied consistently over time. As such, the ACL on a PCD asset is based on the unpaid principal balance and not the amortized cost basis of the asset when using a non-discounted cash flow approach.

The Company measures expected credit losses of PCD assets on a collective, or pool, basis when the financial asset has similar characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assesses these assets on an individual basis. The sum of the loan’s purchase price and allowance for credit losses becomes its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the allowance for credit losses are recorded through provision for credit losses expense.

In accordance with ASC 310-10-35-53C, the recognition of income on PCD assets is dependent on having a reasonable expectation about the amount to be collected over the life of the asset. When we can no longer reasonably estimate the amount expected to be collected, we place the PCD asset on nonaccrual status. The ability to place a financial asset on nonaccrual status is not used to circumvent the recognition of a credit loss. When a PCD asset is placed on nonaccrual status, the accrual of interest on loans and the accretion of any noncredit discount or premium is discontinued. Any payments received by the Company while a PCD loan is in nonaccrual status are applied against principal.

Allowance for Current Expected Credit Losses (“ACL”)

The Company adopted the current expected credit loss (“CECL Standard”) on January 1, 2023. The CECL Standard replaced the incurred loss model under existing guidance with an expected loss model for instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). With the adoption of CECL, the definition of impaired loans was removed from accounting guidance.

The ACL is a valuation account that is deducted from the amortized cost basis of LHFI to present the net amount expected to be collected. The Company estimates the ACL based on the non-PCD loan’s amortized cost basis and PCD loan’s unpaid principal balance (“UPB”). Expected credit losses are reflected in the ACL through a charge to provision for credit loss expense. When the Company deems all or a portion of a loan to be uncollectible, the appropriate amount is written off and the ACL is reduced by the same amount. The Company applies judgment to determine when a loan is deemed uncollectible; however, a loan will typically be considered uncollectible no later than when all efforts at collection have been exhausted. Subsequent recoveries, if any, are credited to the ACL when received.

The Company’s methodologies for estimating the ACL take into account available relevant information about the collectability of cash flows, including information about past events, current conditions, and reasonable and supportable forecasts. The methodologies apply historical loss information, adjusted for asset-specific characteristics, economic conditions at the measurement date, and forecasts about future economic conditions expected to exist through the contractual lives of the financial assets that are reasonable and supportable, to the identified pools of financial assets with similar risk characteristics for which the historical loss experience was observed.

The Company measures expected credit losses of financial assets on a collective, or pool, basis, when the financial assets share similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assesses these assets on an individual basis. The Company uses a loss-rate method to estimate expected credit losses. The Company applies an expected loss ratio based on internal and peer historical losses adjusted as appropriate for qualitative factors. The qualitative factors Management considers include company-specific, market, industry or business-specific data, the value of collateral, the short-term duration of remaining contractual terms, a consistent historical track record of real estate pricing, market changes in underlying loan composition of specific portfolios, trends related to credit quality, delinquency, non-performing and adversely rated loans, and reasonable and supportable forecasts of economic conditions. Due to the Company’s limited history, we utilized the SCALE method developed by the Federal Reserve System for estimating current expected credit losses for institutions with assets of less than $1B to determine an appropriate lifetime loss rate for our loan portfolio. The SCALE tool, also developed by the Federal Reserve System, uses publicly available data from Schedule RI-C of the Call Report to derive the initial proxy expected lifetime loss rates. The data reported in Schedule RI-C requires institutions with $1 billion or more in total assets to report disaggregated information by portfolio segment on the amortized cost basis of held-for-investment loans and leases and the related balance in the allowance for credit losses at the end of each quarter in accordance with ASU 2016-13.

Management’s process for evaluating the ACL is:

1.	Assign each loan to a portfolio segment based on standard Mortgage Call Report segments. The segments are:

a.	Real Estate Construction - includes loans which were given to borrowers for rehabilitation/construction of property.

b.	Real Estate Commercial - includes loans given to borrowers for commercial assets including retail, office or multifamily (5 or more units).

c.	Real Estate Residential - includes loans on single family (1-4 unit) properties that were not undergoing any rehabilitation or construction.

2.	Input the aggregated amortized cost, including accrued interest, for loans in each segment.

3.	Calculated the Life of Loan Loss Rate by using the sum of a) the expected loss rate from the Federal Financial Institutions Examination Council (“FFIECC”) schedule RI-C on a national level for each portfolio segment and b) adjustment for qualitative factors, if any. Based on Management’s assessment of qualitative factors, no qualitative adjustment was deemed necessary as of December 31, 2024 and 2023.

4.	Calculated the ACL for each segment of loans assessed on a pooled basis before any adjustment for historical loss experience by multiplying a) the aggregated amortized cost for each segment and b) the Life of Loan Loss Rate.

5.	Calculated the adjustment for historical loss experience based on a combination of the Company’s experience and the historical institution and peer net charge-off rates using the net loss to average total Loans and Leases (“LNLS”) to the Peer (national) net loss to average total LNLS found in the Uniform Bank Performance Report.

6.	Entered the expected losses on loans assessed on an individual basis.

7.	The ACL was calculated as $359,745 and $84,414 as of December 31, 2024 and 2023, respectively. The Company assigns the ACL to each pooled loan proportionally, based on its amortized cost relative to the total amortized cost.

There were no changes in the factors that influenced management’s estimate of expected credit losses, including changes to policies, methodology, or rationale, from the prior period. Consequently, there are no quantitative effects of changes in the ACL calculation in 2024 and 2023. Management believes the ACL is adequate to cover estimated losses on loans as of December 31, 2024 and 2023.

The Company’s estimate of the ACL reflects losses expected over the remaining contractual life of the loans. The contractual term does not consider extensions, renewals or modifications unless the Company has identified an expected troubled loan modification.

The following table presents a rollforward of the ACL by portfolio segment for the years ended December 31, 2024 and 2023:

	As of December 31, 2024
	RE-Construction	RE-Commercial	RE-Residential	Total

Balance at beginning of year	$44,678	$14,046	$25,690	$84,414
Reversal of ACL due to Payoff	(20,344)	-	(14,016)	(34,360)
Provision for Losses non-PCD	73,377	51,540	26,878	151,795
Initial allowance on PCD loans	11,241	-	75,616	86,857
Provision for Losses PCD	9,193	-	61,846	71,039
Ending Balance	$118,145	$65,586	$176,014	$359,745

	As of December 31, 2023
	RE-Construction	RE-Commercial	RE-Residential	Total

Balance at beginning of year	$-	$-	$-	$-
Provision for Losses non-PCD	44,678	14,046	25,690	84,414
Ending Balance	$44,678	$14,046	$25,690	$84,414

Off-Balance-Sheet Credit Exposures

ASC 326-20-50-22 defines off-balance-sheet credit exposures as the credit exposures on off-balance-sheet loan commitments, standby letters of credit, financial guarantees not accounted for as insurance, and other similar instruments, except for instruments within the scope of Topic 815.

The Company estimates its liability for off-balance sheet credit exposures for unfunded loan commitments using the loss-rate method. The loss-rate method Management used is the SCALE method discussed in the section titled Allowance for Current Expected Credit Losses (“ACL”). Additionally, Management considered the same qualitative factors in its calculation of the liability for credit losses related to unfunded loan commitments as discussed in the section titled Allowance for Current Expected Credit Losses (“ACL”).

Cash Surrender Value of Company-owned Insurance (“COLI”) Policies

The Company owns life insurance policies on officers and certain key persons. The life insurance policies are used to indemnify the Company against the loss of talent, expertise, and knowledge of key employees. Current tax regulations provide for tax-free treatment of life insurance (death benefit) proceeds. Therefore, changes in the cash surrender values of COLI policies, as they progress towards the ultimate death benefits, are recorded without tax consequences. The life insurance policies have an aggregate cash surrender value (“CSV”) of $19,477 and $5,942 as of December 31, 2024 and 2023, respectively. The CSV is reported as an asset on the Balance Sheets, net of outstanding loans of $0. The Company is responsible for paying the premiums on the policies. The Company paid premiums of $26,000 and $22,000 during 2024 and 2023, respectively.

Interest Receivable

Interest Receivable represents the amount of interest recognized, but not collected, on loans in accrual status and is included in Interest Receivable in the Balance Sheets. The following table presents interest receivable by loan type:

	As of December 31,
	2024	2023
Residential mortgage loans	$2,314	$26,004
Business purpose loans	3,850	51,525
Balance at end of year	$6,164	$77,529

The Company analyzes interest receivable balances on a timely basis, or at least monthly, to determine collectability. If an interest receivable amount is deemed uncollectible, the Company writes off the uncollectible amount through a reversal of interest income. The Company reversed $77,374 and $6,526 of interest income deemed uncollectible in 2024 and 2023, respectively.

Other Real Estate Property, held for sale (“OREO”)

OREO is property acquired in full or partial settlement of loan obligations generally through foreclosure. At acquisition, the Company records OREO at the property’s fair value less costs to sell. Concurrently, the carrying value of the loan receivable is reduced to zero. A gain on loan transfer to OREO is recorded in the Statements of Operations when the property’s fair value less estimated costs to sell is greater than the loan’s carrying value. A loss on loan transfer to OREO is recorded in the Statements of Operations when the property’s fair value less estimated costs to sell is less than the loan’s carrying value.

The OREO fair value estimates are derived from information available in the real estate markets including similar property, and often require the experience and judgment of third parties such as real estate appraisers and brokers. The estimates figure materially in calculating the value of the property at acquisition, the level of charge for loan gain or loss and any subsequent valuation reserves. After OREO acquisition, costs incurred relating to the development and improvement of the property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. OREO is analyzed periodically for changes in fair values and any subsequent write down is charged as an expense on the statements of income. Any recovery in the fair value subsequent to such a write down is recorded, not to exceed the OREO fair value recorded at acquisition. The Company did not record any write downs in 2024 or 2023.

Accounts Receivable

The Company’s accounts receivable of $232,447 as of December 31, 2024, include a net receivable due from the sale of real estate property on December 29, 2024.

Other Receivable, net

The Company incurs and pays loan expenses considered to be recoverable from borrowers (“Advances”). Advances include, but are not limited to; forced placed insurance, property taxes, legal, and utility bills. Proper documentation is provided to the loan servicer and subsequently, the recoverable expense is added to the loan balance. The recoverable expense may be collected directly from the borrower, may reduce proceeds in the event of foreclosure, or may reduce or increase the gain or loss upon sale of the loan. The amount of Advances outstanding at December 31, 2024 is $1,979,445, net of an allowance for credit losses of $42,070. The amount of Advances outstanding at December 31, 2023 is $119,030, net of an allowance for credit losses of $26,220. Advances are included in Other Receivables in the Balance Sheets.

Other Receivables, net in the accompanying Balance Sheets is summarized as follows:

	As of December 31,
	2024	2023
Advances - Forced placed insurance	$27,645	$35,843
Advances - Legal Fees	114,739	101,004
Advances - Miscellaneous	29,175	8,403
Advances - Payoff 1st lienholder[1]	1,834,657	-
Other	90,754	30,410
Borrower funds in transit from servicer	369,172	-
Total Other Receivables	$2,466,142	$175,660
Allowance for credit loss	(42,070)	(26,220)
Other Receivables, net	$2,424,072	$149,440

[1]	The Company advanced funds to pay off a senior lien on a property where it held a junior position. This action was taken to protect the Company’s principal investment, as allowed per the loan agreement, to prevent loss of collateral due to a pending foreclosure by the senior lienholder. This advance and the related Business Purpose Loan were repaid in full subsequent to December 31, 2024.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less at the date of purchase to be cash equivalents. There were no such investments as of December 31, 2024 and 2023. The cash balance of $2,005,540 and $1,064,555 as of December 31, 2024 and 2023, respectively, was deposited with well-known and stable financial institutions.

The Company’s cash balances in bank deposit accounts, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

Internal-use Software Intangible Asset, net

Internal-use Software Intangible Asset, as shown in the Balance Sheets, represents implementation costs of software the Company purchased to manage its loans and finance and accounting. Implementation costs of $190,310 are included in Internal-use Software Intangible Assets and are amortized on a straight-line basis over 3 years. Amortization expense related to implementation costs of $63,437 were included in General and Administrative Expense in the Statements of Operations for the years ended 2024 and 2023. The annual software license fee of $43,200 was included in General and Administrative Expense in the Statements of Operations for the years ended 2024 and 2023.

Internal-use Software Intangible Asset, net, as shown in the Balance Sheets, is comprised of the following:

	As of December 31,
	2024	2023
Internal-use Software Intangible Asset at beginning of the period	$126,873	$-
Additions	-	190,310
Less: Accumulated Amortization	(63,437)	(63,437)
Internal-use Software Intangible Asset at end of the period	$63,436	$126,873

Accrued Liabilities

The following table summarizes the amount of accrued liabilities as shown in Accrued Liabilities in the Balance Sheets:

	As of December 31,
	2024	2023
Payroll Liabilities	$47,012	$56,404
Tenant Security Deposits	-	2,500
Redemption and Distribution Payable	51,033	-
Other Miscellaneous Costs	5,800	4,069
Total Accrued Liabilities	$103,845	$62,973

Income Taxes

The Company uses the asset and liability method of ASC 740 to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The recognition of certain net deferred tax assets of our reporting entities are dependent upon, but not limited to, the future profitability of the reporting entity, when the underlying temporary differences will reverse, and tax planning strategies. Further, Management’s judgment regarding the use of estimates and projections is required in assessing the Company’s ability to realize the deferred tax assets relating to Net Loss carryforwards.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It requires a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, in an income tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management has considered all positions expected to be taken on the 2024 and 2023 tax returns, and concluded that tax positions taken will more likely than not be sustained at the full amount upon examination. Accordingly, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2024. If any income tax exposure was identified, the Company would recognize an estimated liability for income tax items that meet the criteria for accrual. The Company has not been assessed interest or penalties by any major tax jurisdictions. If any interest and penalties related to income tax assessments arose, the Company would record them as income tax expense.

Revenue Recognition

For loans in accrual status, interest income includes interest at stated rates based on the contractual payment terms of the loan. If a loan is prepaid, the Company immediately recognizes the amount of interest calculated in the payoff statement as an increase to interest income.

For loans in nonaccrual status, interest income recognition is suspended until, in the opinion of management, a full recovery of the contractual principal and interest is expected. When a loan is in nonaccrual status, all payments received are applied to principal. If a loan in nonaccrual status is prepaid, the Company immediately recognizes the increase or decrease in the proceeds received versus the carrying value of the loan as interest income.

Rental revenue is recognized according to the guidance in ASU 2016-02, Leases (Topic 842) on a straight-line basis over the term of the lease.

During 2024, the Company recognized $6,901 of Other Revenue in the Statement of Operations which included cash rewards on its business credit cards.

During 2023, the Company recognized $31,579 of Other Revenue in the Statement of Operations which included $30,829 of cash rewards on its business credit cards and $750 of fees received from guests on the podcast for marketing.

Gain on Transfer of Loan to OREO

Gains and losses on transfers of loan to OREO are based on the difference between the fair market value of the real estate acquired through foreclosure and the carrying value of the loan at the date of transfer.

Gain on Sale of OREO

Gains and losses on sales of OREO are calculated by comparing the carrying value of the property acquired through foreclosure with the proceeds received from the sale. If the sale proceeds exceed the book value, a gain is recognized. Conversely, if the sale proceeds are less than the book value, a loss is recognized.

Gain on Sale of Mortgage Loans

Gains and losses on sales of mortgage LHFS are based on the difference between the selling price and the carrying value of the loan sold.

Gain on Sale of Real Estate Property

Gains and losses on sales of real estate property held-for-sale are based on the difference between the sales price, less sales commissions and other costs, and the carrying value of the real estate sold.

Real Estate Property, held-for-investment, net

Real Estate Purchase Price Allocations

Upon the acquisition of real estate properties which do not constitute the definition of a business, the Company recognizes the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their relative fair values. Acquisition-related costs are capitalized in the period incurred and are recorded to the components of the real estate assets acquired. In determining fair values for multifamily apartment acquisitions, the Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods like those used by independent appraisers (e.g., discounted cash flow analysis) and which utilize appropriate discount and/or capitalization rates and available market information. In determining fair values for single-family residential home acquisitions, the Company utilizes information obtained from county tax assessment records and available market information to assist in the determination of the fair value of land and buildings. Estimates of future cash flows are based on several factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Impairment of Real Estate Property

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets. No impairment charges were recorded in 2024 or 2023.

Lessor

The Company classifies its leases at inception as operating, direct financing or sales-type leases. A lease is classified as a sales-type lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying assets, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Furthermore, when none of the above criteria is met, a lease is classified as a direct financing lease if both of the following criteria are met: (1) the present value of the of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds the fair value of the underlying asset and (2) it is probable that the lessor will collect the lease payments plus any amount necessary to satisfy a residual value guarantee. A lease is classified as an operating lease if it does not qualify as a sales-type or direct financing lease. Currently, the Company classifies all of its lessor arrangements as operating leases.

Real Estate Property, held-for-sale, net

Once real estate property is classified as held-for sale, it is reported at the lower of its carrying value or fair value less cost to sell beginning in the period the held for sale criteria is met. The carrying value of property held-for-sale is adjusted each reporting period for subsequent changes in fair value less cost to sell. A loss is recognized for any subsequent write-down to fair value less cost to sell. A gain is recognized for any subsequent increase in fair value less cost to sell, not to exceed the cumulative loss previously recognized. Depreciation and amortization is not recorded once an asset is classified as held-for-sale.

Credit Card Obligations

The Company utilizes business credit card accounts to finance marketing, advertising, and other general and administrative expenses. Credit card financing provides additional liquidity for the Company as well as cash back rewards on purchases. The Company did not incur any interest expense during 2024 or 2023 related to credit card financing. The Company’s credit card obligations of $10,887 and $76,836 is shown in Credit Card Obligations in the Balance Sheets as of December 31, 2024 and 2023, respectively.

Offering Costs

Offering costs consist of specific incremental costs, including legal, underwriting, marketing, and other costs directly attributable to an offering the Company commenced during July 2022 under Regulation A+. Offering Costs of $467,495 and $1,636,301 were charged to equity during 2024 and 2023, respectively.

Personnel Costs

Personnel Costs include salaries, employer payroll taxes, employee benefits, education and training, and miscellaneous human resources expenses. The Company’s personnel costs of $1,641,482 and $1,545,294 for the years ended December 31, 2024 and 2023 are shown in Personnel Costs in the Statements of Operations

Loan Expenses

Loan Expenses include legal fees, mostly related to the Company’s non-performing loans, collateral and storage fees, due diligence expenses, servicing fees, and other miscellaneous expenses. Loan Expenses of $183,733 and $176,911 as shown in Loan Expenses in the Statements of Operations as of December 31, 2024 and 2023, respectively, consist of the following:

	As of December 31,
	2024	2023
Legal fees	$94,079	$53,100
Collateral and Storage Fees	6,080	1,356
Due Diligence Expenses	12,720	23,669
Servicing Fees	27,388	65,672
Other Miscellaneous Expenses	43,466	33,114
Total Loan Expenses	$183,733	$176,911

Real Estate Property Expenses

Real Estate Property Expenses include expenses related to the Company’s multi-family rental properties and its OREO. Expenses include insurance, property management fees, property taxes, repairs and maintenance, utilities, and other miscellaneous expenses. Real Estate Property Expenses of $176,457 and $168,263 as shown in Real Estate Property Expenses in the Statements of Operations as of December 31, 2024 and 2023, respectively, consist of the following:

	As of December 31,
	2024	2023
Insurance	$17,391	$7,502
Property Management Fees	16,756	11,852
Property Taxes	31,772	14,429
Repairs and Maintenance	68,527	66,720
Utilities	28,685	-
Amortization - In-place Intangible Lease	-	37,500
Depreciation - Rental Properties	4,512	12,155
Other Miscellaneous Expenses	8,814	18,105
Total Real Estate Property Expenses	$176,457	$168,263

Furniture and Equipment

Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is recorded over the estimated useful life of the assets principally by the straight-line method. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred.

Depreciation is recorded over the estimated useful lives of the assets involved using the straight-line method. The Company’s Furniture and Equipment, net in the Balance Sheets consists of the following:

Asset	Estimated Useful Life	Cost	Carrying Value as of December 31, 2024
Computer Equipment	5 years	$8,600	$5,390

Asset	Estimated Useful Life	Cost	Carrying Value as of December 31, 2023
Computer Equipment	5 years	$7,512	$5,050

3. RESIDENTIAL MORTGAGE LOANS, HELD FOR SALE, NET (“RML HFS”)

Mortgage loans are evaluated based on three key characteristics:

Property – The condition of the property is assessed through exterior inspections. Additionally, the Underwriting Team, consisting of the CEO and other members of the asset management team, evaluates the title to ensure its accuracy. When acquiring a first-position mortgage loan, the Underwriting Team conducts a title report to confirm that the lien is indeed in the first position and that the seller is the legitimate holder of the loan. The Underwriting Team also verifies the status of taxes and other liens that could take precedence over the mortgage lien.

Borrower – The Underwriting Team’s evaluation includes a review of the mortgage servicing notes, payment history, and a background check on the borrower. Key criteria such as the number of bankruptcy filings and the borrower’s willingness to work with previous lien holders are analyzed to gauge the likelihood of reaching a resolution with the borrower.

Predicament – In the case of a non-performing loan, the underwriting team investigates the circumstances that led to the borrower’s current situation, whether it was due to extenuating circumstances such as a death, divorce, disability, or a temporary loss of income.

These factors are integrated into an in-house financial model to determine potential outcomes and risks associated with the loan, ultimately guiding the Underwriting Team in establishing an appropriate acquisition price.

The following table summarizes the balance of Residential Mortgage Loans, held for sale, net in the accompanying Balance Sheets as of December 31, 2024 and 2023:

	As of December 31, 2024
	Performing	Non-Performing	Total
Unpaid Principal Balance (“UPB”)	$1,035,996	$1,044,715	$2,080,711
Less: Purchase Discount	(354,357)	(508,628)	(862,985)
Less: Nonaccrual payments applied to principal	-	(200,876)	(200,876)
Closing Costs	8,707	9,190	17,897
RML HFS, net Balance at December 31, 2024	$690,346	$344,401	$1,034,747

	As of December 31, 2023
	Performing	Non-Performing	Total
Unpaid Principal Balance (“UPB”)	$1,037,624	$4,213,137	$5,250,761
Less: Purchase Discount	(399,379)	(1,214,977)	(1,614,356)
Less: Nonaccrual payments applied to principal	-	(65,592)	(65,592)
Closing Costs	5,082	40,530	45,612
RML HFS, net Balance at December 31, 2023	$643,327	$2,973,098	$3,616,425

Loan Classification – RML HFS

RML HFS are classified as performing (accrual) status when management expects to receive all contractually specified principal and interest payments. Conversely, loans are classified as non-performing (nonaccrual) status when management does not anticipate receiving all contractually specified principal and interest payments. The Company actively works with borrowers of non-performing loans to convert these loans to performing status, and then subsequently liquidating them at a higher margin. In cases where borrowers are unable to make payments, the Company has several options, including loan modification, deed-in-lieu of foreclosure, or property foreclosure. The Company strategically invests in non-performing mortgage loans with the intention of converting them to performing status, modifying the loan terms, or foreclosing on the property, and subsequently selling the loan or property after a short holding period.

The Company’s business model involves acquiring, then selling or foreclosing on loans after a short holding period and, therefore, classifies its residential mortgage loans as held-for-sale. The Company accounts for its residential mortgage loans under ASC 948 Financial Services – Mortgage Banking, recording loans at the lower of cost or market upon acquisition and subsequently at each reporting date.

Loan Servicing – RML HFS

The Company contracts with various loan servicing companies to service the Company’s mortgage loans. The loan servicing companies are entitled to a monthly servicing fee for each loan as well as other fees that are standard in the loan servicing business. The Company incurred $27,388 and $65,922 of loan servicing fees in 2024 and 2023, respectively, and is included in Mortgage Loan Expenses in the Statements of Operations.

Loan Modifications to Debtors Experiencing Financial Difficulty

From time to time, Management negotiates and enters into loan modifications with borrowers whose loans are delinquent (non-performing). Modifications may include lowering monthly payments, deferring some principal balances to maturity, modifying the maturity date, and/or reclassifying loan charges. The Company recognizes the effects of any loan modifications in the financial statements immediately.

The Company executed 4 modification agreements in 2024 for loans experiencing financial difficulty.

1.	Past due interest of $8,569 and past due advances and fees of $14,836 were added to the UPB. The UPB increased from $9,835 to $33,240. Past due interest, advances, and fees were recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

2.	Past due interest of $58,036 and past due advances and fees of $6,380 were added to the UPB. The UPB increased from $48,693 to $113,109. Past due interest, advances, and fees were recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

3.	Past due interest of $11,643 and past due advances and fees of $972 were added to the UPB. The UPB increased from $61,323 to $73,938. Past due interest, advances, and fees were recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

4.	Past due interest of $3,711 and past due advances and fees of $4,367 were added to the UPB. The UPB increased from $17,929 to $26,007. Past due interest, advances, and fees were recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

The Company executed 2 modification agreements in 2023 for loans experiencing financial difficulty.

1.	Past due interest of $3,267 was added to the UPB and the loan was re-amortized for a period of 53 months. Past due interest was recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

2.	The modification agreement was executed as part of court ordered mediation on a nonaccrual loan to add $110,103 in past due interest and advances to the principal of the loan in consideration for the borrower making a $50,000 payment with funds obtained from the States Homeowner Assistance Fund. Past due interest, advances, and fees were recorded while the loan was in nonaccrual status. As a result, the modification did not have a significant impact on the financial statements.

The Company did not forgive, partially or in full, any portion of loan principal balances in 2024 or 2023.

The Company recognized $239,120 and 270,600 of interest income related to accrual mortgage loans during 2024 and 2023, respectively, which is included in Mortgage Loans: Interest Income in the Statements of Operations.

The amount of interest income recognized due to full prepayments of loans in nonaccrual status is $168,882 and $82,543 during 2024 and 2023, respectively, and is included in Mortgage Loans: Interest Income in the Statements of Operations.

Loan Sales – RML HFS

The table below provides details of residential mortgage loans sold during 2024 and 2023, along with the associated gains as reflected in the Gain on Sale of Mortgage Loans in the Statements of Operations:

	As of December 31, 2024
	Performing	Non-Performing	Total

Loan Sale Amount	$458,630	$747,207	$1,205,837
Loan Balance at Sale Date	(319,178)	(386,528)	(705,706)
Gain on Sale of Mortgage Loans	$139,452	$360,679	$500,131

Number of loans	18	19	37

	As of December 31, 2023
	Performing	Non-Performing	Total

Loan Sale Amount	$499,577	$552,111	$1,051,688
Loan Balance at Sale Date	(343,425)	(397,825)	(741,250)
Gain on Sale of Mortgage Loans	$156,152	$93,596	$249,748

Number of loans	35	10	45

4. BUSINESS PURPOSE LOANS, HELD FOR INVESTMENT, NET (“BPL HFI”) and ACL

The Company originates short term business purpose bridge loans secured by real estate. Business Purpose Loans are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. These loans are typically issued to borrowers to perform renovations to the property or acquire a property. Business Purpose loans originated by the Company are typically interest only with the full principal balance due at maturity and are typically twelve months in contractual duration. Business Purpose loans may contain options for borrowers who are current on their loan payments to extend the maturity date of the loan in exchange for an extension fee. Extensions are typically granted for up to six months in duration.

Business Purpose Loans, held for investment, net in the accompanying Balance Sheets are shown at their amortized cost basis and are summarized as follows:

	As of December 31, 2024
	Accrual	Nonaccrual (non-PCD)	Nonaccrual PCD	Total
Unpaid Principal Balance (“UPB”)	$11,557,727	$2,410,839	$3,826,283	$17,794,849
Less: ACL	(125,348)	(76,502)	(157,895)	(359,745)
Less: Discount	(63,254)	-	(249,154)	(312,408)
Less: Nonaccrual payments applied to principal	-	(36,598)	(31,295)	(67,893)
Net Deferred Fees and Costs	(75,538)	(12,667)	21,504	(66,701)
Accrued Interest	100,593	-	-	100,593
BPL HFI, net Balance at December 31, 2024	$11,394,180	$2,285,072	$3,409,443	$17,088,695

	As of December 31, 2023
	Accrual	Nonaccrual (non-PCD)	Nonaccrual PCD	Total
Unpaid Principal Balance (“UPB”)	$9,308,542	$-	$-	$9,308,542
Less: ACL	$(84,414)	$-	$-	$(84,414)
Less: Discount	$(291,583)	$-	$-	$(291,583)
Net Deferred Fees and Costs	$(170,567)	$-	$-	$(170,567)
BPL HFI, net Balance at December 31, 2023	$8,761,978	$-	$-	$8,761,978

The Company may withhold certain lender fees and prepaid interest from the funding of BPL HFI. The amount of the UPB withheld for prepaid interest is included in Discount. The amount of the UPB withheld for lender fees is included in Net Deferred Fees and Costs.

An accretable noncredit discount related to PCD loans acquired, amounting to $249,154 and $0, is included in the balance of BPL HFI, net, as of December 31, 2024, and December 31, 2023, respectively. The Company did not accrete any of the noncredit discount to income during 2024 due to all PCD loans being in nonaccrual status. Similarly, the Company did not accrete any noncredit discount to income during 2023 because the Company did not acquire any PCD loans in 2023.

ACL – BPL HFI

Past Due Status – BPL HFI

Loans held-for-investment are placed in non-accrual status when interest becomes 90 days past due. When a loan held-for-investment is placed in nonaccrual status, the Company stops accruing interest and fees and any previously recognized interest income that was accrued and not collected from the borrower is reversed against interest income in the current period. Any payments received from the borrower while the loan is in non-accrual status are first applied to principal and any excess would be recognized as interest income upon receipt. When a delinquent loan previously placed in non-accrual status has cured, meaning all delinquent principal and interest have been remitted by the borrower, the loan is placed back in accrual status.

An age analysis of amounts past due for BPL HFI, aggregated by class of loans, as of December 31, 2024 is as follows:

	As of December 31, 2024
	30-59 Days	60-89 Days	90+ Days	Total Past Due	Total Current	Total Loans

RE Construction - non PCD	-	-	167,051	167,051	6,498,781	6,665,832
RE Commercial - non PCD	-	-	1,523,747	1,523,747	-	1,523,747
RE Residential - non PCD	-	-	594,274	594,274	4,895,402	5,489,676
RE Construction - PCD	-	-	-	-	320,307	320,307
RE Commercial - PCD	-	-	-	-	-	-
RE Residential - PCD	-	-	3,089,133	3,089,133	-	3,089,133
Total	-	-	5,374,205	5,374,205	11,714,490	17,088,695

As of December 31, 2024 and 2023, there are no loans over 90 days past due in accrual status.

The Company did not have any past due amounts as of December 31, 2023.

Nonaccrual Status – BPL HFI

The following table presents the amortized cost basis of BPL HFI on nonaccrual status, aggregated by class, as of December 31, 2024 and 2023:

	As of December 31, 2024		As of December 31, 2023
	Nonaccrual	Nonaccrual with no ACL	Nonaccrual	Nonaccrual with no ACL

RE Construction - non PCD	$167,051	$-	$-	$-
RE Commercial - non PCD	1,523,747	-	-	-
RE Residential - non PCD	594,274	-	-	-
Total non PCD	$2,285,072	$-	$-	$-

RE Construction - PCD	$320,307	$-	$-	$-
RE Commercial - PCD	-	-	-	-
RE Residential - PCD	3,089,133	-	-	-
Total PCD	$3,409,440	$-	$-	$-
Total non PCD and PCD	$5,694,512	$-	$-	$-

There were no BPL HFI in nonaccrual status as of January 1, 2024 and January 1, 2023.

The Company did not recognize interest income on loans in nonaccrual status during 2024 and 2023. Interest income not recognized on nonaccrual BPL HFI was $968,248 and $0 during 2024 and 2023, respectively.

The Company recognized $1,668,948 and $723,096 of interest income related to accrual BPL HFI during 2024 and 2023, respectively, which is included in Business Purpose Loans: Interest income in the Statements of Operations.

Loan Modifications – BPL HFI

The Company did not provide any modifications to borrowers of BPL HFI experiencing financial difficulty during the years ended December 31, 2024 and 2023. Additionally, the Company has not committed to lend additional amounts to borrowers of BPL HFI with outstanding loans classified as Troubled Loan Modifications as of December 31, 2024 and 2023.

Credit Quality Indicators – BPL HFI

The Company monitors the credit quality of BPL HFI through the use of an internal letter grading system.

Loans originated by the Company - The Underwriting Team assesses each loan and the proposed terms of the loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that the Company will accept. The Underwriting Team uses an internal grading system to assign one of five letter grades, from A to E, to each loan. The letter grade generally reflects the overall risk of the loan. Loans with a letter grade of A or B generally pose minimal risk to the Company and generally exhibit the following characteristics: a combined loan to value that includes senior and subordinated positions of less than 60%, loan amount is less than 50% of the borrower’s net worth, a credit score of greater than 650, secured collateral position, and the borrower having more than 5 years of experience with renovating properties if the loan is a construction loan.

Loans acquired by the Company – Loans are assigned a letter grade by the Underwriting team. Loans are classified as PCD if, at the acquisition date, it has experienced a more-than-insignificant deterioration in credit quality since its origination.

Based on the most recent analysis performed, the risk category of loans by class of loans based on year of origination is as follows:

	BPL HFI Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	Total
As of December 31, 2024
RE Construction Letter Grade:
A	1,121,452	5,163,201	-	-	6,284,653
B	304,650	-	-	-	304,650
C	-	174,241	-	-	174,241
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	340,741	-	-	340,741
Total RE Construction Loans	1,426,102	5,678,183	-	-	7,104,285

RE Commercial Letter Grade:
A	-	-	-	-	-
B	-	-	-	-	-
C	-	1,589,333	-	-	1,589,333
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	-	-	-	-
Total RE Commercial Loans	-	1,589,333	-	-	1,589,333

RE Residential Letter Grade:
A	806,580	1,295,725	-	-	2,102,305
B	2,725,754	700,167	-	-	3,425,921
C	-	-	-	-	-
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	743,798	2,125,462	357,337	3,226,597
Total RE Residential Loans	3,532,334	2,739,690	2,125,462	357,337	8,754,823

Total A	1,928,032	6,458,926	-	-	8,386,958
Total B	3,030,404	700,167	-	-	3,730,571
Total C	-	1,763,574	-	-	1,763,574
Total D	-	-	-	-	-
Total E	-	-	-	-	-
Total PCD	-	1,084,539	2,125,462	357,337	3,567,338
Grand Total	4,958,436	10,007,206	2,125,462	357,337	17,448,441

	BPL HFI Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	Total
As of December 31, 2023
RE Construction Letter Grade:
A	-	1,759,079	-	-	1,759,079
B	-	1,722,602	-	-	1,722,602
C	-	-	-	-	-
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	-	-	-	-
Total RE Construction Loans	-	3,481,681	-	-	3,481,681

RE Commercial Letter Grade:
A	-	-	-	-	-
B	-	1,487,503	-	-	1,487,503
C	-	-	-	-	-
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	-	-	-	-
Total RE Commercial Loans	-	1,487,503	-	-	1,487,503

RE Residential Letter Grade:
A	-	2,705,887	-	-	2,705,887
B	-	1,171,321	-	-	1,171,321
C	-	-	-	-	-
D	-	-	-	-	-
E	-	-	-	-	-
PCD	-	-	-	-	-
Total RE Residential Loans	-	3,877,208	-	-	3,877,208

Total A	-	4,464,966	-	-	4,464,966
Total B	-	4,381,426	-	-	4,381,426
Total C	-	-	-	-	-
Total D	-	-	-	-	-
Total E	-	-	-	-	-
Total PCD	-	-	-	-	-
Grand Total	-	8,846,392	-	-	8,846,392

Credit quality indicators were updated as of December 31, 2024.

5. PURCHASED FINANCIAL ASSETS WITH CREDIT DETERIORATION (“PCD”)

The Company acquired seven loans classified as PCD loans in 2024. As of December 31, 2024, all PCD loans were placed on nonaccrual status and the Company did not accrete any noncredit discount or premium to interest income. The Company did not have any PCD loans in 2023.

The following table presents a reconciliation of the difference between the purchase price of PCD loans and the par value of PCD loans acquired during the years 2024 and 2023:

	2024	2023
Purchase Price	$3,392,039	$-
Initial ACL	86,857	-
Noncredit discount or (premium)	249,154	-
Par value	$3,728,050	$-

6. LIABILITY FOR CREDIT LOSSES ON UNFUNDED COMMITMENTS

Business Purpose Bridge Loans for Construction Purposes “Construction Loans”

Disbursements for Construction Loans are made at various completed phases of the construction project. Undistributed amounts will be funded by draws subject to progress inspections.

At December 31, 2024, the Company had five approved construction loans with a total borrowing amount of $7,591,530. Three loans had undisbursed construction funds, totaling $301,306.

At December 31, 2023, the Company had six approved construction loans with a total borrowing amount of $6,256,669. One loan had undisbursed construction funds, totaling $2,774,988.

The Company recorded a liability for credit losses on unfunded commitments related to its construction loans of $4,072 and $35,609 as of December 31, 2024 and 2023 and is included in Liability for Credit Losses on unfunded loan commitments in the Balance Sheets.

The following table presents a rollforward of the liability for credit losses on unfunded loan commitments for the years ended December 31, 2024 and 2023:

	2024	2023
Balance at beginning of year	$35,609	$-
Provision for Credit Losses	(31,537)	35,609
Balance at end of year	$4,072	$35,609

7. OTHER REAL ESTATE PROPERTY, HELD FOR SALE (“OREO”)

The following table presents a rollforward of Other Real Estate Property, held-for-sale as shown in the Balance Sheets for the years ended December 31, 2024 and 2023:

	As of December 31, 2024
	Building	Land	Total
Beginning Balance of OREO	$253,459	$47,441	$300,900
Additions: Real Estate FMV less selling costs at foreclosure	1,407,787	188,700	1,596,487
Less: Carrying value of real estate at time of sale	(262,459)	(48,441)	(310,900)
Additions: Real Estate Property Capital Improvements	142,474	-	142,474
Ending Balance of OREO, HFS at December 31, 2024	$1,541,261	$187,700	$1,728,961

	As of December 31, 2023
	Building	Land	Total
Beginning Balance of OREO	$-	$-	$-
Additions: Real Estate FMV less selling costs at foreclosure	374,259	106,641	480,900
Less: Carrying value of real estate at time of sale	(120,800)	(59,200)	(180,000)
Ending Balance of OREO, HFS at December 31, 2023	$253,459	$47,441	$300,900

The following table summarizes the activity related to loans transferred to OREO during 2024 and 2023 as shown in the Statements of Operations:

	2024	2023
Real Estate FMV less selling costs at foreclosure	$1,596,487	$390,900
Loan carrying value at foreclosure	(1,222,507)	(116,184)
Funds paid to 1st lienholder	-	(144,000)
Gain on Transfer of Loan to OREO	$373,980	$130,716

The following table summarizes the activity related to sales of OREO during 2024 and 2023 as shown in the Statements of Operations:

	2024	2023
Sale Proceeds from sale of OREO	296,865	103,562
Less: Carrying value of real estate at time of sale	(310,900)	(90,000)
Gain (loss) on Sale of OREO	$(14,035)	$13,562

As of December 31, 2024, foreclosure procedures had been initiated on 3 RML HFS with an aggregate carrying value of $107,867. The Company acquired 4 real estate properties through foreclosure in 2024 and sold 4 properties, including 3 properties foreclosed upon in 2023. The 3 remaining OREO properties are actively listed for sale on the market, and therefore, are classified as held-for-sale and are included in Other Real Estate Property, held-for-sale in the Balance Sheets.

As of December 31, 2023, foreclosure procedures had been initiated on 9 RML HFS with an aggregate carrying value of $307,000. The Company acquired 6 real estate properties through foreclosure in 2023 and sold 3 of those properties. The 3 remaining OREO properties are actively listed for sale on the market, and therefore, are classified as held-for-sale and are included in Other Real Estate Property, held-for-sale in the Balance Sheets.

8. PURCHASED REAL ESTATE PROPERTY

Real Estate Property, held for investment, net represents three rental properties purchased by the Company in 2022 for the purpose of providing cash flow and to diversify the portfolio. All three rental properties were converted from held-for-investment to held-for-sale in 2024. The Company sold one property in 2024 and the remaining two were actively being marketed for sale. The Company recognized rental revenue of $115,564 and $94,969 for the years ended December 31, 2024 and 2023, respectively and is included in Rental Revenue in the Statements of Operations.

Acquisitions

The Company did not have any acquisitions of purchased real estate during 2024 or 2023.

Dispositions

The following table describes the Company’s disposition activity during the year ended December 31, 2024:

Type	Location	Ownership Interest	Date of Acquisition	Purchase Price	Date of Disposition	Carrying value at time of Sale	Sales Proceeds, net of income taxes	Gain on Sale of Real Estate Property
Multi family Apartment	Rutland, VT	100%	12/31/2022	$152,220	12/31/2024	$177,321	$232,447	$61,651

The Company did not have any dispositions of purchased real estate during 2023.

The Company’s Real Estate Property, held-for-investment, net as presented in the Balance Sheets as of December 31, 2024 and 2023 is comprised of the following:

	2024	2023
Building	$-	$247,500
Land	$-	$180,000
Closing Costs	$-	$6,878
Capital Improvements	$-	$137,549
Total Real Estate Property, held-for-investment	$-	$571,927
Less: Accumulated Depreciation	$-	$(12,155)
Total Real Estate Property, held-for-investment, net	$-	$559,772

9. INCOME TAXES

The provision for income taxes consists of the following:

	As of December 31,
	2024	2023
Current
Federal	$35,584	$-
State	19,042	-
Deferred
Federal	-	-
State	-	-
Total	$54,626	$-

A reconciliation of the U.S. federal statutory income tax expense to actual income tax expense is as follows:

	Year Ended
	December 31, 2024	December 31, 2023
Income (loss) before income taxes	608,759	(1,049,822)
Federal statutory income tax rate	21.0%	21.0%
Federal income tax provision (benefit) at the federal statutory income tax rate	127,839	(220,463)
State income tax (benefit), net of federal tax benefit	15,044	-
Permanent differences	3,498	-
Change in valuation allowance	(91,755)	(220,463)
Total tax expense (benefit)	54,626	-

Effective tax rate	9.0%	0%

Temporary differences between the financial statement carrying amounts and tax bases of assets, and liabilities giving rise to deferred tax assets and liabilities are as follows as of December 31 2024, and 2023:

	As of December 31,
	2024	2023
Deferred Tax Assets
Accrued expenses and reserves	$82,118	$-
Depreciation and amortization	12,631	-
Net operating losses	314,889	501,552
Less: valuation allowance	(367,231)	(501,552)
	-	-
Total deferred tax assets	$42,407	$-

Deferred Tax Liabilities
Prepaid Expenses and Other	(42,407)	-
Total Deferred Tax Liabilities	(42,407)	-
Net Deferred Tax Liability	$-	$-

The need for a deferred tax asset valuation allowance has been evaluated and based on the weight of the available evidence, a full valuation allowance of $367,231 and $501,552 were recorded as of December 31, 2024 and 2023, respectively.

As of December 31, 2024, the Company had $ 1,272,697 of U.S. federal net operating losses resulting in U.S. federal and state (net) deferred tax assets of $267,266 and $47,623 respectively. The U.S. federal net operating loss carryforwards may be carried forward indefinitely to reduce future taxable income for U.S. federal tax purposes, while certain state net operating losses will begin to expire in 2027. Tax years ending after December 31, 2021, remain subject to examination by federal and state tax authorities.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial reporting purposes, the Company follows a fair value hierarchy established under GAAP that is used to determine the fair value of financial instruments. This hierarchy prioritizes relevant market inputs in order to determine an “exit price” at the measurement date, or the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation of distressed sale. Level 1 inputs are observable inputs that reflect quoted prices for identical assets or liabilities in active markets. Level 2 inputs are observable inputs other than quoted prices for an asset or liability that are obtained through corroboration with observable market data. Level 3 inputs are unobservable inputs (e.g. our own data or assumptions) that are used when there is little, if any, relevant market activity for the asset or liability required to be measured at fair value.

In certain cases, inputs used to measure fair value fall into different levels of the fair value hierarchy. In such cases, the level at which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. Our assessment of the significance of a particular input requires judgment and considers factors specific to the asset or liability being measured.

The Company had no financial instruments carried at fair value on a recurring basis at either December 31, 2024 or 2023.

Other Real Estate Property, held-for-sale

The Company measures the fair value of certain assets on a non-recurring basis when events or changes in circumstances indicate that the carrying value of the assets may be impaired. During the year, the Company foreclosed upon certain real estate property that collateralized mortgage loans held for sale. Upon foreclosure, the real estate property was categorized as held for sale and was recorded at its estimated fair value less estimated selling costs.

The fair value of Other Real Estate Property, held for sale was measured using available market quotes and broker price opinions, comparable properties, or other indications of value. The fair value of Other Real Estate Property, held-for-sale, is $1,728,961 and $300,900 as of December 31, 2024 and December 31, 2023, respectively.

Purchased Real Estate Property, held-for-sale

The fair value of Real Estate Property, held-for-sale was measured using available market quotes and broker price opinions, comparable properties, or other indications of value. The fair value of Real Estate Property, held-for-sale, is $377,938 and $0 as of December 31, 2024 and December 31, 2023, respectively.

Purchased Real Estate Property, held-for-investment

The fair value of Real Estate Property, held-for-investment was measured using available market quotes and broker price opinions, comparable properties, or other indications of value. The fair value of Real Estate Property, held-for-investment, is $0 and $559,771 as of December 31, 2024 and December 31, 2023, respectively.

The Company is also required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair values of the Company’s short-term financial instruments such as cash and cash equivalents, prepaid expenses, other receivables, and due from related parties approximate their carrying values on the Balance Sheets. The fair values of the Company’s other financial assets were measured using Level 3 inputs as follows:

Residential Mortgage Loans, held for sale, net

The fair value of loans held for sale were measured on a loan by loan basis using a discounted cash flow (“DCF”) model that may consider various exit strategies that would impact the timing or extent of cash flows. Fair values of loans held for sale with variable or fixed rates were calculated using the net present values of future cash flows, discounted to an adjusted return of 12 to 30%. In addition to the DCF model, management relies on readily available industry data as well as pricing on its recently completed acquisitions and dispositions in the determination of fair value. The fair value of Residential Mortgage Loans, held-for-sale, net is $1,635,625 and $3,915,594 as of December 31, 2024 and December 31, 2023, respectively.

Business Purpose Loans, held for investment, net

The fair value of business purpose loans held for investment was measured using the most current data available from our loan portfolio, and supplemented with recent sales data from RAMS. As a reputable whole loan trading company specializing in sales and analytics, RAMS provides relevant market insights and recent transaction data which have shown similar type loan types trading at par, with the loan interest rates ranging between 11-12%. The fair value of Business Purpose Loans, held-for-investment, net is $20,312,203 and $9,308,542 as of December 31, 2024 and December 31, 2023, respectively.

11. RELATED PARTIES

The Company has historically engaged in and may continue to engage in certain business transactions with related parties, including but not limited to, purchases and dispositions of residential mortgage loans, real estate property, general and administrative expenses, and mortgage loan servicing. Related parties refer to non-consolidated companies that are controlled by one of the Company’s common stockholders who is also an officer of the Company. The total amount paid to related parties for the purchase of residential mortgage loans is $0 and $183,100 in 2024 and 2023, respectively.

The Company had an agreement in place with a loan servicing company to service a majority of its residential mortgage loans. The Company’s common stockholder held a minority interest in the referenced servicing company through August of 2023 when 100% of their interest was sold to the majority partner of the loan servicing company. During the time of ownership, the common stockholder did not have significant influence and was not involved in the day-to-day operations of the loan servicing company. The Company ceased the servicing agreement with the referenced loan servicing company in August 2023. The Company incurred $0 and $24,196 of loan servicing fees related to the referenced loan servicing company in 2024 and 2023, respectively and is included in Loan Expenses in the Statements of Operations.

The Company had receivables due from related parties in relation to general and administrative expenses paid on behalf of related parties in the amount of $17 and $936 as of December 31, 2024 and December 31, 2023, respectively and is included in Due from Related Parties in the Balance Sheets.

12. COMMITMENTS AND CONTINGENCIES & STOCKHOLDERS’ EQUITY

On May 2, 2023, the sole Common Stock stockholder granted the Chief Strategy Officer (“CSO”) and member of the Board of Directors of CWS Investments, Inc., 250,000 restricted shares of common stock, par value of $0.001 per share, of the Company in connection with their service as an officer of the Company and a member of the Board of Directors. The restrictions on the Restricted Shares are as follows: If the CSO were to voluntarily leave the Company, be terminated for cause, or otherwise violate the terms of the Restricted Stock Agreement or the Assignment of Stock prior to the Vesting Date, the Restricted Shares shall automatically revert back to the prior sole Common stockholder without payment. If the CSO were to leave the Company for any reason after the Vesting Date, the prior sole Common stockholder shall be entitled to repurchase the Restricted Shares for an amount equal to the greater of 150% of the prior year’s retained earnings, or four cents per share. Assuming the CSO provides continuous service as an employee, all restrictions on the Restricted Shares will lapse on the vesting date, February 22, 2026 and the Restricted Shares will become vested. In the event of a change in control, the Restricted Shares shall vest from and after the date of the change in control, notwithstanding the vesting date. The Company did not recognize any compensation expense in 2023 related to the Restricted Shares because the value of the Restricted Shares is considered nominal as of December 31, 2023. The Common Stock stockholder repurchased 250,000 Restricted Shares from the CSO pursuant to the Restricted Stock Agreement dated May 2, 2023. Following the repurchase, the Common Stock stockholder is now the sole Common Stock stockholder.

The Company issued 945,940 and 1,283,723 Class A Preferred Shares during 2024 and 2023, respectively. Each Class A Share had an initial stated price of $10 per share. The Class A Shares were not certificated. The Class A Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon liquidation, dissolution, or winding up. Holders of Class A Shares have no voting rights. The Company is also offering up to 525,000 Class A Bonus Shares (“Bonus Shares”) as an incentive based on a tiered investment amount starting at $25,000. Holders of Class A Shares are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends on each Class A Share at a per annum rate of 8% of the stated value of such share. Class A Members are required to hold their stock for a minimum of 48 months (“Class A Lock-up Period”) from the date of the Company’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Class A Lock-up Period may be considered on a case-by-case basis subject to a penalty, except in the event of disability or death, against the amount invested, payable the Company, as follows:

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

●	From 36 months to before 48 months – 5%

During 2024, the Company granted redemption requests of 8,850 Class A Shares which resulted in forfeiture of 350 Bonus Shares. The redemption requests were subject to a penalty ranging from 10% - 12%. The total amount of penalties charged for early redemption was $9,050 and is included in Accumulated Deficit in the Balance Sheets.

During 2023, the Company granted redemption requests of 22,550 Class A Shares which resulted in forfeiture of 978 Bonus Shares. All of the redemption requests were subject to a 12% penalty. The total amount of penalties charged for early redemption was $27,060 and is included in Accumulated Deficit in the Balance Sheets.

The Company issued 305,800 and 128,800 Class B, C, D Preferred Shares during 2024 and 2023, respectively. Each Class B, C, D Share had an initial stated price of $10 per share. The Class B, C, D Shares were not certificated. The Class B, C, D Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon liquidation, dissolution, or winding up. Holders of Class B, C, D Shares are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends. Class B Share at a per annum rate of 9% of the stated value of such share, Class C shares at a per annum rate of 10% of the stated value of such share and Class D Share at a per annum rate of 11% of the stated value of such share. Class B, C, D Members are required to hold their stock for a minimum of 36 months (“Class B, C, D Lock-up Period”) from the date of the Company’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Class B, C, D Lock-up Period may be considered on a case-by-case basis subject to a subjective penalty, except in the event of disability or death, against the amount invested, payable the Company, as follows:

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

The Company does not offer Bonus Shares to holders of Class B, C, D Preferred Shares.

Reduced or No Selling Commission Discounts for Series A Units Purchased by Certain Persons (“Gross up Shares”)

We may pay reduced or no selling commissions, managing broker-dealer fee, and/or wholesaling fee in connection with the sale of Series A Shares in this Offering to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their broker-dealers to reduce the amount of selling commissions payable with respect to the purchase of their shares down to zero:

1.	if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or

2.	if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department.

The net proceeds to the Company will not be affected by reducing commissions payable in connection with such sales. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the shares offered hereby.

Management shall have no obligation to consider any early redemption requests during the life of the Company except in cases of death or disability. Additionally, Management may also place certain restrictions on the amount of outstanding shares that may be available for early redemption at any given time. A Member shall be required to provide Management with a 90-day notice for any Redemption request to be considered. No Member will be given priority for Redemption over any other Member for any reason other than the date upon which the request was made. Management may redeem Membership Units Pari Passu at any time at the then current Unit Price in its sole discretion without penalty to Management or the Company. Given the illiquid nature of the assets, Management reserves the right to pay out any redemption requests, whether early or otherwise, over a 120-day period and/or limit redemption requests to 3% of shares per quarter in the Regulation A offering and 25% of the shares per quarter in the Regulation D offering. An early redemption will include the loss of any Bonus Shares, effective as of the date of the early redemption request. The Company issued 43,886 and 58,451 Class A Bonus Shares during 2024 and 2023, respectively. Each Bonus Share had an initial stated price of $10 per share. All Bonus Shares issued during 2024 and 2023 would be forfeited in the event of redemption. Therefore, the Company did not recognize a commitment or contingency for the redemption value of the Bonus Shares.

The following table represents a rollforward of the number of Shares, by class, subject to redemption as of December 31, 2024 and 2023:

	Series A Preferred Shares Subject to Redemption
	Class A	Class B	Class C	Class D	Total
Balance at January 1, 2023	695,142	-	-	-	695,142
Shares Issued	1,283,723	78,800	50,000	-	1,412,523
Bonus Shares Issued	58,451	-	-	-	58,451
Shares Redeemed	(22,550)	-	-	-	(22,550)
Bonus Shares forfeited	(978)	-	-	-	(978)
Balance at December 31, 2023	2,013,788	78,800	50,000	-	2,142,588
Shares Issued	945,940	170,800	55,000	80,000	1,251,740
Bonus Shares Issued	43,886	-	-	-	43,886
Gross Up Shares	-	4,875	-	-	4,875
Shares Redeemed	(8,850)	-	-	-	(8,850)
Bonus Shares forfeited	(350)	-	-	-	(350)
Balance at December 31, 2024	2,994,414	254,475	105,000	80,000	3,433,889

Legal proceedings

The nature of the Company’s business generates litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Company after consulting with the Company’s legal counsel, no legal proceedings are pending, which, if determined adversely to the Company, would have a material effect on the Company’s shareholders’ equity or results of operations. No legal proceedings are pending other than ordinary routine litigation incidents relating to the business of the Company. In addition, to Management’s knowledge, no government authorities have initiated or contemplated any material legal actions against the Company.

13. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 30, 2025 and determined that except for the following, there have not been any events that have occurred that would require adjustments to or disclosures in the financial statements.

As of January 1, 2025, the Company offers to investors the opportunity to purchase varying classes of Series B Bonds. Each Bond is priced at $1,000. The minimum number of Bonds available to purchase is $100,000. Series B, Class D4, Class D5, and Class E5 Bonds are available for purchase by investors as part of the Offering up to the maximum aggregate amount of $75,000,000.

CWS Investments Inc.

Interim Consolidated Financial Statements (unaudited)

For the six months ended June 30, 2025 and June 30, 2024

CWS Investments Inc.
Consolidated Balance Sheets
As of June 30, 2025 (unaudited) and December 31, 2024

	As of June 30, 2025	As of December 31, 2024

ASSETS
Residential Mortgage Loans, held-for-sale, net	$1,281,914	$1,034,747
Residential and Business Purpose Mortgage Loans, held-for-investment, net	26,226,475	17,088,695
Real Estate Properties, held-for-sale, net	1,484,561	377,938
Other Real Estate Properties, held-for-sale, net	1,990,754	1,728,961
Internal-use Software Intangible Asset, net	63,436	63,436
Cash and Cash Equivalents	4,995,850	2,005,540
Accounts Receivable	2,675	232,447
Interest Receivable	1,300	6,164
Other Receivables, net	403,431	2,424,072
Prepaid Expenses	10,623	21,969
Due from Related Parties	3,926	17
Cash Surrender Value of Company-owned Life Insurance	30,097	19,477
Furniture and Equipment, net	5,390	5,390
Total Assets	36,500,432	25,008,853

LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Accounts Payable	185,345	60,398
Credit Card Obligations	49,407	10,887
Accrued Liabilities	18,353	103,845
Taxes Payable	-	51,895
Liability for Credit Losses on Unfunded Loan Commitments	4,072	4,072
Bond Liabilities, net	5,542,847	-
Total Liabilities	5,800,024	231,097

Commitments and Contingencies
Series A Preferred Stock, 4,139,650 and 3,433,889, Shares Issued and Outstanding at June 30, 2025 and December 31, 2024, respectively, at Redemption Value	39,715,960	32,930,260
Stockholders’ Deficit
Common Stock 1,000,000 Shares Authorized, 1,000,000 Shares Issued and Outstanding; Zero Par Value Per Share	-	-
Additional Paid-in Capital	-	-
Accumulated Deficit	(9,015,552)	(8,152,504)
Total Stockholders’ Deficit	(9,015,552)	(8,152,504)
TOTAL LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	36,500,432	25,008,853

See accompanying unaudited notes to the consolidated financial statements.

CWS Investments Inc.

Consolidated Statements of Operations

For the six months ended June 30, 2025 and June 30, 2024

	Six Months Ended June 30,
	2025	2024
	(unaudited)	(unaudited)
REVENUES
Interest on Loans	1,377,972	896,262
Late Fees and Other	9,830	2,135
Lender Fees	182,708	205,457
Rental Revenue	65,093	64,495
Other Revenue	68,205	4,485
Total Revenues	1,703,808	1,172,834

OPERATING EXPENSES
Personnel Expenses	702,546	844,087
Loan Expenses	200,670	64,351
Real Estate Property Expenses	84,080	89,439
General and Administrative	279,795	405,767
Bond Interest and Issuance Costs	149,014	-
Provision for Credit Lossses	439,724	5,928
Total Operating Expenses	1,855,829	1,409,572

OTHER INCOME
Gain on Sale of Mortgage Loans	154,155	160,124
Gain on Transfer from Loan to REO	790,748	-
Gain on Sale of Real Estate Property	137,531	10,160
Total Other Income	1,082,434	170,284
INCOME (LOSS) BEFORE TAXES	930,413	(66,454)
Income Tax Expense	9,705	-
NET INCOME (LOSS)	920,708	(66,454)
Series A Preferred Stock Dividends	(1,572,838)	(982,564)
NET LOSS AVAILABLE TO COMMON STOCKHOLDER	(652,130)	(1,049,018)

See accompanying unaudited notes to the consolidated financial statements.

CWS Investments Inc.

Consolidated Statements of Cash flows

For the six months ended June 30, 2025 and June 30, 2024

	Six Months Ended June 30,
	2025	2024
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$920,708	$(66,454)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used) in Operating Activities:
Cash Surrender Value of Company-owned Life Insurance Policies	(10,620)	(13,535)
Amortization of Internal-use Software	-	21,000
Amortization of Loans HFI Origination Costs	3,686	18,362
BPL lender fee amortization	(174,244)	-
BPL interest fee amortization	(612,553)	-
Furniture and Equipment: Accumulated Depreciation	-	967
Real Estate Property: Accumulated Depreciation	-	6,077
Provision for Losses on Real Estate	393,100	-
Provision for losses on Recoverable Loan Advances	(948)	(14,220)
Provision for Losses on Loans HFI	47,572	47,392
Gain on Sale of Real Estate Property	(137,530)	(10,160)
Gain on Loan Transfer to REO	(790,748)	-
Gain on Sale of Mortgage Loans	(154,155)	(160,124)
Purchase of Loans, HFS	(515,000)	-
Principal Payments: Loans, HFS	113,509	397,524
Sale Proceeds: Loans, HFS	307,871	553,689
Changes in Operating Assets and Liabilities
Accounts Receivable	229,772	-
Interest Receivable	19,228	(9,934)
Other Receivables	1,991,237	(35,065)
Prepaid Expenses	11,346	(29,384)
Due From Related Parties	(3,909)	554
Credit Card Obligations	38,520	(43,435)
Accrued Liabilities	(85,492)	(58,280)
Accounts Payable	124,947	(482)
Taxes Payable	(51,895)	-
Net Cash Provided by (Used in) Operating Activities	1,664,402	604,492

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase and Funding of Loans, HFI net of discount	(12,539,655)	(7,487,786)
Broker Fees and Loan Costs Loans HFI	(157,125)	(3,250)
Principal Payments on Loans HFI	2,968,825	2,534,000
Lender Fees for Loans HFI	25,342	-
Purchases of Furniture and Equipment	-	(3,236)
Cash for Deed to Real Estate Property - REO	-	(1,000)
Purchases of Real Estate Property	(1,031,979)	-
Proceeds from Sale of Real Estate Property	1,790,174	191,060
Improvements of Real Estate Property	(274,464)	(6,793)
Net Cash Used in Investing Activities	(9,218,883)	(4,777,005)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Series A Preferred Shares	7,056,200	5,156,730
Redemption of Series A Preferred Shares, net of penalties	(264,750)	(25,150)
Offering Costs	(216,668)	(195,821)
Distributions to Preferred Stockholders	(1,572,838)	(982,564)
Issuance of Bonds, net	5,542,847	-
Net Cash Provided by Financing Activities	10,544,791	3,953,195
Net Increase in Cash and Cash Equivalents	2,990,310	(219,318)
Beginning of Year or Period	2,005,540	1,064,555
End of Year or Period	4,995,850	845,237

See accompanying unaudited notes to the consolidated financial statements.

CWS Investments Inc

Consolidated Statement of Changes in Stockholders’ Deficit

For the Six Months Ended June 30, 2025 (unaudited) and June 30, 2024 (unaudited)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2025	$-	$-	$-	$(8,152,504)	$(8,152,504)
Issuance of Series A Preferred Shares	7,056,200	-	-	-	7,056,200
Reclassification of Preferred Stock at Redemption Value	(7,056,200)	-	-	-	(7,056,200)
Redemption of Series A Preferred Shares	(270,500)	-	-	-	(270,500)
Reclassification of Redeemed Preferred Stock at Redemption Value	270,500	-	-	-	270,500
Penalties on Early Redemption of Series A Preferred Shares	-	-	-	5,750	5,750
Offering Costs	-	-	-	(216,668)	(216,668)
Distributions to Preferred Stockholders	-	-	-	(1,572,838)	(1,572,838)
Net Income	-	-	-	920,708	920,708
Balance at June 30, 2025 (unaudited)	$-	$-	$-	$(9,015,552)	$(9,015,552)

Balance at January 1, 2024	$-	$-	$-	$(6,011,699)	$(6,011,699)
Issuance of Series A Preferred Shares	5,156,730	-	-	-	5,156,730
Reclassification of Preferred Stock at Redemption Value	(5,156,730)	-	-	-	(5,156,730)
Redemption of Series A Preferred Shares	(28,500)	-	-	-	(28,500)
Reclassification of Redeemed Preferred Stock at Redemption Value	28,500	-	-	-	28,500
Penalties on Early Redemption of Series A Preferred Shares	-	-	-	3,350	3,350
Offering Costs	-	-	-	(195,821)	(195,821)
Distributions to Preferred Stockholders	-	-	-	(982,564)	(982,564)
Net Loss	-	-	-	(66,454)	(66,454)
Balance at June 30, 2024 (unaudited)	$-	$-	$-	$(7,253,188)	$(7,253,188)

See accompanying unaudited notes to the consolidated financial statements.

CWS Investments Inc.

Notes to the Consolidated Financial Statements (unaudited)

1. ORGANIZATION AND BUSINESS

Nature of Operations

CWS Investments Inc. (the “Company”) is a Virginia based corporation formed on February 22, 2022, that originates, acquires and manages real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties (under 100 units). The Company purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (the “Notes”) throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. We define loan to value (“LTV”) as a percentage of the sum of the unpaid balance plus all senior debt, divided by the estimated value of the collateral. While the Company primarily invests in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also invests in acquiring middle and upper class single family homes and smaller multi-family residential properties, and will also originate business purpose mortgage loans secured by the same. While the Company will typically make the aforementioned investments on a cash basis, it reserves the right to employ the use of credit facilities to enhance its buying power.

CWS-RAI LLC (“RAI”)

CWS-RAI LLC was formed on May 21, 2025, as a Delaware limited-liability company and is a wholly owned special purpose vehicle of CWS Investments Inc. The accompanying consolidated financial statements include the accounts of CWS Investments Inc. and CWS-RAI LLC from its formation date forward. All intercompany balances and transactions have been eliminated in consolidation.

Business-Purpose Loan Origination and Correspondent Operations

To support its loan-origination activities, the Company operates as a correspondent lender and maintains a warehouse line of credit secured by business-purpose mortgage loans pledged. These loans are originated under the Company’s underwriting guidelines, funded through the warehouse line, and held in RAI pending sale. In the event a loan will be sold to a correspondent partner, the correspondent partner will perform their own pre-closing due-diligence and underwriting review before purchasing the loan.

The warehouse line of credit provides advances of up to 85 percent of the loan amount, with the remaining balance funded by Company capital. Loans financed through the warehouse facility are generally sold within 30 days of origination, and sale proceeds are used to repay the related borrowings.

As of June 30, 2025, the Company had no outstanding borrowings under the warehouse line of credit, and the total available capacity is $10 million.

Offering of Securities

The Company is offering a maximum amount of $75,000,000 of a single class (“Class A”) of Redeemable Series A Preferred Stock (“Preferred Stock” or “Shares”) at an offering price of $10 per share (the “Offering”). The minimum permitted purchase is $5,000 for Class A Shares. The Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Offering will terminate on the earlier of 12 months from the date the offering circular was qualified by the Securities and Exchange Commission (“SEC”) (which date may be extended for an additional two years in the Company’s sole discretion) or the date when all Shares have been sold. The Offering Circular was qualified by the SEC on July 13, 2022, and the Company filed a Post Offering Statement on June 30, 2023 to extend the offering past the July 13, 2023 termination date. The Company filed an additional Post Offering Statement on August 19, 2024.

Regulation D, Rule 506(c) Offering Disclosure

On February 2, 2023, the Company filed a notice with the SEC pursuant to Rule 506(c) of Regulation D, indicating its intent to offer the following classes of its Series A Preferred Stock: Class B, Class C, and Class D (collectively, “Class BCD”). These securities are being offered exclusively to accredited investors under the Rule 506(c) exemption, which permits general solicitation provided that the issuer takes reasonable steps to verify accredited investor status.

The offering provides accredited investors the opportunity to purchase Class BCD Shares in aggregate amounts ranging from a minimum of $100,000 to a maximum of $75,000,000. Minimum investment thresholds vary by class:

●	Class B Shares: Minimum investment of $100,000

●	Class C Shares: Minimum investment of $250,000

●	Class D Shares: Minimum investment of $1,000,000

On January 15, 2025, the Company filed an additional notice with the SEC under Rule 506(c) for the offering of Series B Bonds, specifically Class D4, Class D5, and Class E5 Bonds. The minimum investment amounts for these Bonds are as follows:

●	Class D4 Bonds: $100,000

●	Class D5 Bonds: $100,000

●	Class E5 Bonds: $500,000

Certain Class D5 Bonds include contractual rights to phantom equity interests. These rights entitle the bondholder to receive cash distributions that are economically equivalent to a pro rata share of the Excess Distributable Cash otherwise payable to holders of the Company’s common stock. These phantom equity interests do not confer any ownership or voting rights and are structured as non-equity contractual obligations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The Company adopted the calendar year as its basis of reporting.

Principles of Consolidation

The consolidated financial statements include the accounts of CWS Investments Inc. and its wholly owned subsidiary CWS-RAI LLC. All intercompany balances and transactions have been eliminated in consolidation.

Segment Reporting

ASC Topic 280, Segment Reporting, requires public entities to report financial and descriptive information about their reportable operating segments. The Company adopted ASU 2023-07 “Segment Reporting (Topic 280) – Improvement to Reportable Segment Disclosures” on January 1, 2024.

The Company’s chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer and President (“CEO”). The CEO is responsible for allocating the Company’s resources and for assessing its operating performance.

The Company has identified one reportable segment: investing in primarily mortgage related single-family and multi-family residential assets within the U.S. Factors used to identify the reportable segment include the basis of the Company being organized to invest in mortgage-backed loans and other real estate assets. We derive our revenues from interest income on loans, origination and other lender fees on loans, and gains on residential mortgage loans purchased in the secondary market at a discount and subsequently sold.

The accounting policies of the operating segment are the same as those described in the Summary of Significant Accounting Policies. No differences exist between the measurements used for internal management reporting purposes and those used in the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. The CODM reviews financial information for the overall investment portfolio of assets and assesses the operating results and performance of the Company as a whole without differentiating between loan classification or status. The allocation of company-wide resources, specifically head count, is determined by the CODM based on net income calculated on the same basis as the net income reported in the Company’s Consolidated Statements of Operations. The CODM is regularly provided with expense information at a level consistent with that disclosed in the Company’s Consolidated Statements of Operations. The CODM uses net income to monitor budgeted versus actual results in assessing the performance of the segment. The measure of segment assets is reported on the Consolidated Balance Sheets as Total Assets.

The Company did not have any intra-entity sales or transfers.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are required in the determination of revenue recognition; valuation of accounts receivable, other receivables, loans held for investment, real estate property held for investment; evaluating impairment on loans and real estate properties held for sale; the allowance for credit losses; fair values of financial instruments; realization of deferred tax assets; income taxes; and contingencies and litigation, among others. Some of these judgments can be subjective and complex, and consequently, actual results may differ from these estimates. For any given individual estimate or assumption made by the Company, there may also be other estimates or assumptions that are reasonable.

Risks and Uncertainties

Industry Risk

The real estate market is inherently speculative and unpredictable. The Company’s assets are secured by real estate holdings. In the event of a market downturn, the Company may face challenges in paying dividends or redeeming outstanding shares at the stated redemption price. Over the past two decades, the real estate industry has experienced significant fluctuations, including the notable downturn from 2007 to 2009. Such events can impact the Company’s ability to generate revenue and subsequently distribute dividends and proceeds.

Risks Relating to Real Estate Loans

The ultimate performance and value of the Company’s investments will depend upon, in large part, the underlying borrower on the mortgage’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the on-going need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws. If property securing loans becomes real estate owned as a result of foreclosure, the Company bears the risk of not being able to sell the property to recover the investment, and the Company is exposed to all the risks associated with the ownership of real property.

Redeemable Shares

All Series A Preferred Shares contain a redemption feature which allows for the redemption of such Shares. Class A Preferred Stock is subject to a four year holding period (“Class A Lock-up Period”), and Class B, C, and D Preferred Stock is subject to a three year holding period (“Class B, C, D Lock-up Period”). In accordance with ASC 480, conditionally redeemable Series A Preferred Shares (including Class A and Class B, C, and D Preferred Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company recognizes changes in redemption value immediately as they occur. However, while Series A Preferred Shares that are redeemed prior to the applicable Lock-up Period are subject to a penalty or discount to the redemption value, such Series A Preferred Shares have been presented at the original sales price of $10 per share. Further, Class A Bonus Shares received by qualifying investors have no redemption value until after the Class A Lock-up Period.

Loan Classification

Loans Held for Sale (“Loans HFS”)

Loans are classified as held-for-sale when management has positively determined that the loans will be sold in the foreseeable future and the Company has the intent and ability to do so. The Company’s held-for-sale loans typically consist of residential mortgage loans. The classification may be made on or after the loan’s origination or purchase date. Once a decision has been made to sell loans not previously classified as held-for-sale, such loans are transferred into the held-for-sale classification and carried at the lower of cost or estimated fair value on an individual loan basis. The fair value of Loans HFS is based on prevailing market prices as reported in Whole Loan Pricing Reports from reputable whole loan trading companies specializing in sales and analytics such as RAMS Mortgage Capital (“RAMS”) and MIAC Analytics. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans Held for Investment (“Loans HFI”)

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for current expected credit losses. Amortized cost is the principal balance outstanding, net of purchase premiums and discounts, accrued interest, deferred loan fees and costs, and impairment losses. Interest on Loans HFI is recognized by using the effective-interest method on the principal amounts outstanding. Loan origination fees, net of certain direct origination costs, are deferred and recognized in lender fee income.

Loan Impairment

Loans considered held-for-sale are evaluated for impairment by Management at each reporting date. A valuation allowance is recorded to the extent that the fair value of the loan is less than the carrying value of the loan. No valuation allowance for loans held-for-sale was recorded as of June 30, 2025 and December 31, 2024.

Charge-offs

The Company records charge-offs for loans held-for-investment when Management determines that all, or a portion, of the unpaid principal balance is uncollectible, which generally occurs when all reasonable means of recovering the loan balance have been exhausted. Such determination is based on factors such as the occurrence of significant changes in the borrower’s financial position such that the borrower can no longer pay the obligation, or that the proceeds from collateral will not be sufficient to cover the loan amount. When Management deems all or a portion of a loan to be uncollectible, the appropriate amount is written off and the ACL is reduced by the same amount. Subsequent recoveries, if any, are credited to the ACL when received. Costs incurred to recover charged-off loans are recorded as an expense and included in the Consolidated Statements of Operations.

Loan Origination Fees and Costs

Loan origination fees and costs associated with Loans HFS are deferred and included as part of the loan balance until the loan is sold. For Loans HFI, direct loan origination costs and origination fees are offset, and the net amount is deferred and amortized over the life of the related loan using the interest method described in ASC 835, Interest. The Company does not amortize deferred net fees or costs during periods in which interest income on the loan is not being accrued because of concerns about the collection of principal and interest from the borrower. Net deferred fees from the origination of loans in the amount of $182,708 and $205,457 were amortized into income for the six months ended June 30, 2025 and June 30, 2024, respectively.

Purchased Credit Deteriorated Assets (“PCD”)

Purchased credit deteriorated refers to a financial asset that has experienced a significant deterioration in credit quality since its origination, and has been purchased, not originated by the current holder. PCD assets are accounted for using a “gross-up” method, where the expected credit losses are added to the purchase price to determine the initial amortized cost.

The Company assesses what is more-than-insignificant credit deterioration since origination and considers the purchased assets with the following characteristics to be consistent with the factors that affect collectability in ASC 326-20-55-4. The Company records the allowance for credit losses in accordance with ASC 326-20-30-13 for the following assets:

a. Financial assets that are delinquent, including maturity default, as of the acquisition date

b. Financial assets that have been downgraded since origination

c. Financial assets that have been placed on nonaccrual status

d. Financial assets for which, after origination, credit spreads have widened beyond the threshold specified in its policy.

PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment and can be found in the section titled Allowance for Current Expected Credit Losses (“ACL”). In accordance with ASC 326-20, when an entity uses a non-discounted cash flow method, the initial allowance for credit losses for PCD assets should be based on the asset’s unpaid principal balance and not its amortized costs basis. The initial allowance is then added to the asset’s “initial amortized cost basis” (e.g. purchase price). This is required by the guidance in ASC 326-20-30-14 and was needed to avoid a potentially circular calculation in which the allowance is based on the collectability of the amortized cost bases of an asset, but it also impacts the amortized cost basis through the PCD gross up. When subsequently measuring the ACL, ASC 326-20-35-1 states that the method used to determine the allowance should generally be applied consistently over time. As such, the ACL on a PCD asset is based on the unpaid principal balance and not the amortized cost basis of the asset when using a non-discounted cash flow approach.

The Company measures expected credit losses of PCD assets on a collective, or pool, basis when the financial asset has similar characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assesses these assets on an individual basis. The sum of the loan’s purchase price and allowance for credit losses becomes its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the allowance for credit losses are recorded through provision for credit losses expense.

In accordance with ASC 310-10-35-53C, the recognition of income on PCD assets is dependent on having a reasonable expectation about the amount to be collected over the life of the asset. When we can no longer reasonably estimate the amount expected to be collected, we place the PCD asset on nonaccrual status. The ability to place a financial asset on nonaccrual status is not used to circumvent the recognition of a credit loss. When a PCD asset is placed on nonaccrual status, the accrual of interest on loans and the accretion of any noncredit discount or premium is discontinued. Any payments received by the Company while a PCD loan is in nonaccrual status are applied against principal.

Allowance for Current Expected Credit Losses (“ACL”)

The Company adopted the current expected credit loss (“CECL Standard”) on January 1, 2023. The CECL Standard replaced the incurred loss model under existing guidance with an expected loss model for instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). With the adoption of CECL, the definition of impaired loans was removed from accounting guidance.

The ACL is a valuation account that is deducted from the amortized cost basis of Loans HFI to present the net amount expected to be collected. The Company estimates the ACL based on the non-PCD loan’s amortized cost basis and PCD loan’s unpaid principal balance (“UPB”). Expected credit losses are reflected in the ACL through a charge to provision for credit loss expense. When the Company deems all or a portion of a loan to be uncollectible, the appropriate amount is written off and the ACL is reduced by the same amount. The Company applies judgment to determine when a loan is deemed uncollectible; however, a loan will typically be considered uncollectible no later than when all efforts at collection have been exhausted. Subsequent recoveries, if any, are credited to the ACL when received.

The Company’s methodologies for estimating the ACL take into account available relevant information about the collectability of cash flows, including information about past events, current conditions, and reasonable and supportable forecasts. The methodologies apply historical loss information, adjusted for asset-specific characteristics, economic conditions at the measurement date, and forecasts about future economic conditions expected to exist through the contractual lives of the financial assets that are reasonable and supportable, to the identified pools of financial assets with similar risk characteristics for which the historical loss experience was observed.

The Company measures expected credit losses of financial assets on a collective, or pool, basis, when the financial assets share similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assesses these assets on an individual basis. The Company uses a loss-rate method to estimate expected credit losses. The Company applies an expected loss ratio based on internal and peer historical losses adjusted as appropriate for qualitative factors. The qualitative factors Management considers include company-specific, market, industry or business-specific data, the value of collateral, the short-term duration of remaining contractual terms, a consistent historical track record of real estate pricing, market changes in underlying loan composition of specific portfolios, trends related to credit quality, delinquency, non-performing and adversely rated loans, and reasonable and supportable forecasts of economic conditions. Due to the Company’s limited history, we utilized the SCALE method developed by the Federal Reserve System for estimating current expected credit losses for institutions with assets of less than $1B to determine an appropriate lifetime loss rate for our loan portfolio. The SCALE tool, also developed by the Federal Reserve System, uses publicly available data from Schedule RI-C of the Call Report to derive the initial proxy expected lifetime loss rates. The data reported in Schedule RI-C requires institutions with $1 billion or more in total assets to report disaggregated information by portfolio segment on the amortized cost basis of held-for-investment loans and leases and the related balance in the allowance for credit losses at the end of each quarter in accordance with ASU 2016-13.

Management’s process for evaluating the ACL is:

1.	Assign each loan to a portfolio segment based on standard Mortgage Call Report segments. The segments are:

a.	Real Estate Construction - includes loans which were given to borrowers for rehabilitation/construction of property.

b.	Real Estate Commercial - includes loans given to borrowers for commercial assets including retail, office or multifamily (5 or more units).

c.	Real Estate Residential - includes loans on single family (1-4 unit) properties that were not undergoing any rehabilitation or construction.

2.	Input the aggregated amortized cost, including accrued interest, for loans in each segment.

3.	Calculated the Life of Loan Loss Rate by using the sum of a) the expected loss rate from the Federal Financial Institutions Examination Council (“FFIECC”) schedule RI-C on a national level for each portfolio segment and b) adjustment for qualitative factors, if any. Based on Management’s assessment of qualitative factors, no qualitative adjustment was deemed necessary.

4.	Calculated the ACL for each segment of loans assessed on a pooled basis before any adjustment for historical loss experience by multiplying a) the aggregated amortized cost for each segment and b) the Life of Loan Loss Rate.

5.	Calculated the adjustment for historical loss experience based on a combination of the Company’s experience and the historical institution and peer net charge-off rates using the net loss to average total Loans and Leases (“LNLS”) to the Peer (national) net loss to average total LNLS found in the Uniform Bank Performance Report.

6.	Entered the expected losses on loans assessed on an individual basis.

7.

The ACL was calculated as $407,317 and $359,745 as of June 30, 2025 and December 31, 2024, respectively. The Company assigns the ACL to each pooled loan proportionally, based on its amortized cost relative to the total amortized cost.

There were no changes in the factors that influenced management’s estimate of expected credit losses, including changes to policies, methodology, or rationale, from the prior period. Consequently, there are no quantitative effects of changes in the ACL calculation. Management believes the ACL is adequate to cover estimated losses on loans as of June 30, 2025 and December 31, 2024.

The Company’s estimate of the ACL reflects losses expected over the remaining contractual life of the loans. The contractual term does not consider extensions, renewals or modifications unless the Company has identified an expected troubled loan modification.

Off-Balance-Sheet Credit Exposures

ASC 326-20-50-22 defines off-balance-sheet credit exposures as the credit exposures on off-balance-sheet loan commitments, standby letters of credit, financial guarantees not accounted for as insurance, and other similar instruments, except for instruments within the scope of Topic 815.

The Company estimates its liability for off-balance sheet credit exposures for unfunded loan commitments using the loss-rate method. The loss-rate method Management used is the SCALE method discussed in the section titled Allowance for Current Expected Credit Losses (“ACL”). Additionally, Management considered the same qualitative factors in its calculation of the liability for credit losses related to unfunded loan commitments as discussed in the section titled Allowance for Current Expected Credit Losses (“ACL”).

In the normal course of operations, the Company engages in financial transactions that, in accordance with generally accepted accounting principles, are not recorded in the consolidated financial statements. Specifically, the Company disburses loan proceeds for its real estate construction loans based on predetermined milestones related to the progress of the construction project. Requests for funding are submitted to the Company by the borrower on the A1A G702 Application and Certificate for Payment form (“Draw Schedule”). The Company periodically hires an inspector to go to the construction site to review the progress on the project and verify the percentage of completion of each component of the Draw Schedule. The Company’s unfunded loan balance related to two construction loans is $197,850 as of June 30, 2025.

Cash Surrender Value of Company-owned Insurance (“COLI”) Policies

The Company owns life insurance policies on officers and certain key persons. The life insurance policies are used to indemnify the Company against the loss of talent, expertise, and knowledge of key employees. Current tax regulations provide for tax-free treatment of life insurance (death benefit) proceeds. Therefore, changes in the cash surrender values of COLI policies, as they progress towards the ultimate death benefits, are recorded without tax consequences. The life insurance policies have an aggregate cash surrender value (“CSV”) of $30,097 and $19,477 as of June 30, 2025 and December 31, 2024, respectively. The CSV is reported as an asset on the Consolidated Balance Sheets, net of outstanding loans of $0. The Company is responsible for paying the premiums on the policies.

Cash and Cash Equivalents

Cash Equivalents consists of money market funds as of June 30, 2025.

The Company’s cash balances in bank deposit accounts, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

Interest Receivable

Interest Receivable represents the amount of interest recognized, but not collected, on loans in accrual status and is included in Interest Receivable in the Consolidated Balance Sheets. The following table presents Interest Receivable by loan type:

	As of
	June 30, 2025	December 31, 2024
Residential mortgage loans	$1,300	$2,314
Business purpose mortgage loans	0	3,850
Balance at end of year	$1,300	$6,164

The Company analyzes interest receivable balances on a timely basis, or at least monthly, to determine collectability. If an interest receivable amount is deemed uncollectible, the Company writes off the uncollectible amount through a reversal of interest income.

Other Real Estate Property, held for sale (“OREO”)

OREO is property acquired in full or partial settlement of loan obligations generally through foreclosure. At acquisition, the Company records OREO at the property’s fair value less costs to sell. Concurrently, the carrying value of the loan receivable is reduced to zero. A gain on loan transfer to OREO is recorded in the Consolidated Statements of Operations when the property’s fair value less estimated costs to sell is greater than the loan’s carrying value. A loss on loan transfer to OREO is recorded in the Statements of Operations when the property’s fair value less estimated costs to sell is less than the loan’s carrying value.

The OREO fair value estimates are derived from information available in the real estate markets including similar property and often require the experience and judgment of third parties such as real estate appraisers and brokers. The estimates figure materially in calculating the value of the property at acquisition, the level of charge for loan gain or loss and any subsequent valuation reserves. After OREO acquisition, costs incurred relating to the development and improvement of the property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. OREO is analyzed periodically for changes in fair values and any subsequent write down is charged as an expense on the statements of income. Any recovery in the fair value subsequent to such a write down is recorded, not to exceed the OREO fair value recorded at acquisition.

The Company owned twelve OREO properties as of June 30, 2025 and three OREO properties as of December 31, 2024.

Other Receivable, net

The Company incurs and pays loan expenses considered to be recoverable from borrowers (“Advances”). Advances include but are not limited to; forced placed insurance, property taxes, legal, and utility bills. Proper documentation is provided to the loan servicer and subsequently, the recoverable expense is added to the loan balance. The recoverable expense may be collected directly from the borrower, may reduce proceeds in the event of foreclosure, or may reduce or increase the gain or loss upon sale of the loan. The amount of Advances outstanding at June 30, 2025 is $280,718, net of an allowance for credit losses of $41,122. The amount of Advances outstanding at December 31, 2024 is $1,979,445, net of an allowance for credit losses of $42,070. Advances are included in Other Receivables, net in the Consolidated Balance Sheets.

Bond Liabilities, net

The Company incurs debt issuance costs related to its Series B Bonds. The Company capitalizes and amortizes the costs through the maturity of each class of Series B Bonds as applicable. As of June 30, 2025, the Company has issued 560,500 Series B Class D5 Bonds and incurred $62,153 of debt issuance costs. Bonds Liabilities, net as of June 30, 2025 and December 31, 2024 are comprised of the following:

	As of
	June 30, 2025	December 31, 2024
Series B Class D5 Bonds	$5,605,000	$-
Debt issuance costs	(62,153)	-
Bond Liabilities, net	$5,542,847	$-

The Company pays monthly interest payments to the Series B Bondholders. The Company paid its first interest payment in February 2025. The Company recorded $144,878 and $0 as Bond Interest Expense for the SME June 30, 2025 and the SME June 30, 2024, respectively.

Income Taxes

The Company uses the asset and liability method of ASC 740 to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The recognition of certain net deferred tax assets of our reporting entities are dependent upon, but not limited to, the future profitability of the reporting entity, when the underlying temporary differences will reverse, and tax planning strategies. Further, Management’s judgment regarding the use of estimates and projections is required in assessing the Company’s ability to realize the deferred tax assets relating to Net Loss carryforwards.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It requires a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, in an income tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management has considered all positions expected to be taken on the 2024 and 2023 tax returns, and concluded that tax positions taken will more likely than not be sustained at the full amount upon examination. Accordingly, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2024. If any income tax exposure was identified, the Company would recognize an estimated liability for income tax items that meet the criteria for accrual. The Company has not been assessed interest or penalties by any major tax jurisdictions. If any interest and penalties related to income tax assessments arose, the Company would record them as income tax expense.

Revenue Recognition

For loans in accrual status, interest income includes interest at stated rates based on the contractual payment terms of the loan. If a loan is prepaid, the Company immediately recognizes the amount of interest calculated in the payoff statement as an increase to interest income.

For loans in nonaccrual status, interest income recognition is suspended until, in the opinion of management, a full recovery of the contractual principal and interest is expected. When a loan is in nonaccrual status, all payments received are applied to principal. If a loan in nonaccrual status is prepaid, the Company immediately recognizes the increase or decrease in the proceeds received versus the carrying value of the loan as interest income.

Rental revenue is recognized according to the guidance in ASU 2016-02, Leases (Topic 842) on a straight-line basis over the term of the lease.

Gain on Transfer of Loan to OREO

Gains and losses on transfers of loan to OREO are based on the difference between the fair market value of the real estate acquired through foreclosure and the carrying value of the loan at the date of transfer.

Gain on Sale of OREO

Gains and losses on sales of OREO are calculated by comparing the carrying value of the property acquired through foreclosure with the proceeds received from the sale. If the sale proceeds exceed the book value, a gain is recognized. Conversely, if the sale proceeds are less than the book value, a loss is recognized.

Gain on Sale of Mortgage Loans

Gains and losses on sales of mortgage Loans HFS are based on the difference between the selling price and the carrying value of the loan sold.

Gain on Sale of Real Estate Property

Gains and losses on sales of real estate property held-for-sale are based on the difference between the sales price, less sales commissions and other costs, and the carrying value of the real estate sold.

Real Estate Property, held-for-investment, net

Real Estate Purchase Price Allocations

Upon the acquisition of real estate properties which do not constitute the definition of a business, the Company recognizes the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their relative fair values. Acquisition-related costs are capitalized in the period incurred and are recorded to the components of the real estate assets acquired. In determining fair values for multifamily apartment acquisitions, the Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods like those used by independent appraisers (e.g., discounted cash flow analysis) and which utilize appropriate discount and/or capitalization rates and available market information. In determining fair values for single-family residential home acquisitions, the Company utilizes information obtained from county tax assessment records and available market information to assist in the determination of the fair value of land and buildings. Estimates of future cash flows are based on several factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Impairment of Real Estate Property

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets.

Lessor

The Company classifies its leases at inception as operating, direct financing or sales-type leases. A lease is classified as a sales-type lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying assets, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Furthermore, when none of the above criteria is met, a lease is classified as a direct financing lease if both of the following criteria are met: (1) the present value of the of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds the fair value of the underlying asset and (2) it is probable that the lessor will collect the lease payments plus any amount necessary to satisfy a residual value guarantee. A lease is classified as an operating lease if it does not qualify as a sales-type or direct financing lease. Currently, the Company classifies all of its lessor arrangements as operating leases.

Real Estate Property, held-for-sale, net

Once real estate property is classified as held-for sale, it is reported at the lower of its carrying value or fair value less cost to sell beginning in the period the held for sale criteria is met. The carrying value of property held-for-sale is adjusted each reporting period for subsequent changes in fair value less cost to sell. A loss is recognized for any subsequent write-down to fair value less cost to sell. A gain is recognized for any subsequent increase in fair value less cost to sell, not to exceed the cumulative loss previously recognized. Depreciation and amortization is not recorded once an asset is classified as held-for-sale. The Company has nine real estate properties, HFS as of June 30, 2025 and two as of December 31, 2024.

3. RESIDENTIAL MORTGAGE LOANS, HELD FOR SALE, NET (“RML HFS”)

Mortgage loans are evaluated based on three key characteristics:

Property – The condition of the property is assessed through exterior inspections. Additionally, the Underwriting Team, consisting of the CEO and other members of the asset management team, evaluates the title to ensure its accuracy. When acquiring a first-position mortgage loan, the Underwriting Team conducts a title report to confirm that the lien is indeed in the first position and that the seller is the legitimate holder of the loan. The Underwriting Team also verifies the status of taxes and other liens that could take precedence over the mortgage lien.

Borrower – The Underwriting Team’s evaluation includes a review of the mortgage servicing notes, payment history, and a background check on the borrower. Key criteria such as the number of bankruptcy filings and the borrower’s willingness to work with previous lien holders are analyzed to gauge the likelihood of reaching a resolution with the borrower.

Predicament – In the case of a non-performing loan, the underwriting team investigates the circumstances that led to the borrower’s current situation, whether it was due to extenuating circumstances such as a death, divorce, disability, or a temporary loss of income.

These factors are integrated into an in-house financial model to determine potential outcomes and risks associated with the loan, ultimately guiding the Underwriting Team in establishing an appropriate acquisition price.

The following table summarizes the balance of Residential Mortgage Loans, held for sale, net in the accompanying Consolidated Balance Sheets as of June 30, 2025 and 2024:

	As of June 30, 2025
	Performing	Non-Performing	Total
Unpaid Principal Balance (“UPB”)	$896,773	$1,240,791	$2,137,564
Less: Purchase Discount	(296,070)	(310,540)	(606,610)
Less: Nonaccrual payments applied to principal	-	(264,097)	(264,097)
Closing Costs	7,832	7,225	15,057
RML HFS, net Balance at June 30, 2025	$608,535	$673,379	$1,281,914

	As of December 31, 2024
	Performing	Non-Performing	Total
Unpaid Principal Balance (“UPB”)	$1,035,996	$1,044,715	$2,080,711
Less: Purchase Discount	(354,357)	(508,628)	(862,985)
Less: Nonaccrual payments applied to principal	-	(200,876)	(200,876)
Closing Costs	8,707	9,190	17,897
RML HFS, net Balance at December 31, 2024	$690,346	$344,401	$1,034,747

Loan Classification – RML HFS

RML HFS are classified as performing (accrual) status when management expects to receive all contractually specified principal and interest payments. Conversely, loans are classified as non-performing (nonaccrual) status when management does not anticipate receiving all contractually specified principal and interest payments. The Company actively works with borrowers of non-performing loans to convert these loans to performing status, and then subsequently liquidating them at a higher margin. In cases where borrowers are unable to make payments, the Company has several options, including loan modification, deed-in-lieu of foreclosure, or property foreclosure. The Company strategically invests in non-performing mortgage loans with the intention of converting them to performing status, modifying the loan terms, or foreclosing on the property, and subsequently selling the loan or property after a short holding period.

The Company’s business model involves acquiring, then selling or foreclosing on loans after a short holding period and, therefore, classifies its residential mortgage loans as held-for-sale. The Company accounts for its residential mortgage loans under ASC 948 Financial Services – Mortgage Banking, recording loans at the lower of cost or market upon acquisition and subsequently at each reporting date.

Loan Servicing – RML HFS

The Company contracts with a loan servicing company to service the Company’s mortgage loans. The loan servicing companies are entitled to a monthly servicing fee for each loan as well as other fees that are standard in the loan servicing business. The Company incurred $13,567 and $15,376 of loan servicing fees in for the six months ended June 30, 2025 and June 30, 2024, respectively, and is included in Loan Expenses in the Consolidated Statements of Operations.

Loan Modifications to Debtors Experiencing Financial Difficulty

From time to time, Management negotiates and enters into loan modifications with borrowers whose loans are delinquent (non-performing). Modifications may include lowering monthly payments, deferring some principal balances to maturity, modifying the maturity date, and/or reclassifying loan charges. The Company recognizes the effects of any loan modifications in the consolidated financial statements immediately.

4. RESIDENTIAL AND BUSINESS PURPOSE MORTGAGE LOANS, HELD FOR INVESTMENT, NET (“BPL HFI”) and ACL

The Company originates short term business purpose mortgage loans secured by real estate. Business Purpose Mortgage Loans are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. These loans are typically issued to borrowers to perform renovations to the property or acquire a property. Business Purpose Mortgage Loans originated by the Company are typically interest only with the full principal balance due at maturity and are typically twelve months in contractual duration. Business Purpose Mortgage Loans may contain options for borrowers who are current on their loan payments to extend the maturity date of the loan in exchange for an extension fee. Extensions are typically granted for up to six months in duration.

Residential and Business Purpose Mortgage Loans, held for investment, net in the accompanying Consolidated Balance Sheets are shown at their amortized cost basis and are summarized as follows:

	As of June 30, 2025
	Accrual	Nonaccrual	Total
Unpaid Principal Balance (“UPB”)	$18,120,982	$12,981,634	$31,102,616
Less: ACL	(113,632)	(293,685)	(407,317)
Less: Discount	(217,674)	(3,320,285)	(3,537,959)
Less: Nonaccrual payments applied to principal	-	(31,295)	(31,295)
Net Deferred Fees and Costs	(413,354)	(543,865)	(957,219)
Unfunded Loan Commitment	(197,850)	-	(197,850)
Accrued Interest	255,499	-	255,499
Loans HFI, net Balance at June 30, 2025	$17,433,971	$8,792,504	$26,226,475

	As of December 31, 2024
	Accrual	Nonaccrual	Total
Unpaid Principal Balance (“UPB”)	$11,557,727	$6,237,122	$17,794,849
Less: ACL	(125,348)	(234,397)	(359,745)
Less: Discount	(63,254)	(249,154)	(312,408)
Less: Nonaccrual payments applied to principal	-	(67,893)	(67,893)
Net Deferred Fees and Costs	(75,538)	8,837	(66,701)
Accrued Interest	100,593	-	100,593
Loans HFI, net Balance at December 31, 2024	$11,394,180	$5,694,515	$17,088,695

Credit Quality Indicators – BPL HFI

The Company monitors the credit quality of BPL HFI through the use of an internal letter grading system.

Loans originated by the Company - The Underwriting Team assesses each loan and the proposed terms of the loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that the Company will accept. The Underwriting Team uses an internal grading system to assign one of five letter grades, from A to E, to each loan. The letter grade generally reflects the overall risk of the loan. Loans with a letter grade of A or B generally pose minimal risk to the Company and generally exhibit the following characteristics: a combined loan to value that includes senior and subordinated positions of less than 60%, loan amount is less than 50% of the borrower’s net worth, a credit score of greater than 650, secured collateral position, and the borrower having more than 5 years of experience with renovating properties if the loan is a construction loan.

Loans acquired by the Company – Loans are assigned a letter grade by the Underwriting team. Loans are classified as PCD if, at the acquisition date, it has experienced a more-than-insignificant deterioration in credit quality since its origination.

5. SHORT-TERM BORROWINGS

In May 2025, the Company entered into a repurchase agreement and warehouse line of credit with a third party purchaser. The repurchase agreement provides short-term financing between the issuance of a business purpose mortgage loan and when the loan is sold to an institutional purchaser. The repurchase agreement includes a committed amount of $10 million. The loans pledged serve as collateral. The Advance rate is 85% of eligible collateral and the advance term is 30 days. The repurchase agreements and warehouse line of credit include customary representations and warranties, covenants and provisions regarding events of default. As of June 30, 2025, no event of default occurred.

Borrowings on the repurchase agreements and warehouse line of credit incur a daily interest rate equal to the current Prime Rate plus 4.00% per annum subject to a 3.25% interest rate floor. The Prime Rate means the “Wall Street Journal Prime Rate” the prime rate as published in the Wall Street Journal adjustable daily. The Company did not have any borrowings as of June 30, 2025 and the weighted average interest rate on short-term borrowings outstanding as of the Balance Sheets date is zero percent.

6. RELATED PARTIES

The Company has historically engaged in and may continue to engage in certain business transactions with related parties, including but not limited to, purchases and dispositions of residential mortgage loans, real estate property, general and administrative expenses, and mortgage loan servicing. Related parties refer to non-consolidated companies that are controlled by one of the Company’s common stockholders who is also an officer of the Company.

The Company had receivables due from related parties in relation to general and administrative expenses paid on behalf of related parties in the amount of $3,926 and $17 as of June 30, 2025 and December 31, 2024, respectively and is included in Due from Related Parties in the Consolidated Balance Sheets.

Legal proceedings

The nature of the Company’s business gives rise to litigation in the ordinary course of operations. Management, after consultation with the Company’s legal counsel, is aware of one legal proceeding currently pending which, if determined adversely, is not expected to have a material effect on the Company’s shareholders’ equity or results of operations. Other than routine litigation incidental to the Company’s business, no additional legal proceedings are pending. Furthermore, to the best of management’s knowledge, no governmental authorities have initiated or are contemplating any material legal actions against the Company.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 30, 2025 and determined that except for the following, there have not been any events that have occurred that would require adjustments to or disclosures in the consolidated financial statements.

The Company’s existing Regulation A+ offering has not yet expired but will reach the maximum time period permitted under SEC regulations. In anticipation of this, on July 11, 2025, the Company submitted a new Regulation A+ offering to the SEC for qualification. As of September 30, 2025, the new offering has not yet been qualified by the SEC.

MANAGEMENT DISCUSSION

Executive Officers, Directors and Key Employees

The Company will be managed by Christopher Seveney, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Christopher Seveney is an experienced real estate professional who has been actively buying and selling mortgage notes since 2016. During this time, he has acquired over 600 notes with UPBs in excessive of $75M in over forty states. Prior to investing in mortgage notes, Chris built a multimillion-dollar portfolio of assets through new construction and rehabilitating existing properties in his own portfolio along with having managed the construction of over $750M in new construction in his twenty-five year professional career.

Lauren Wells is a founding member of the Company and works full-time to assist Mr. Seveney in the management of the Company. Ms. Wells’ title will be Chief Strategy Officer where she will lead the strategic evaluation of market research and implement, lead and support the business strategies. She will also be responsible for setting the corporate marketing and sales goals.

Ms. Wells earned a Bachelor of Arts from UC Santa Barbara. She has worked with Christopher Seveney since 2021 in a senior level position working side by side with Chris on fund management and business strategy.

She brings over 10 years of business development, sales and project management experience to the company. Prior to joining the company, she worked as a senior consultant with SAAS startups including Procore and LinkedIn to build and scale their sales organizations. This included developing forecasts, defining target markets, identifying acquisition opportunities and establishing new sources of revenue. Ms. Wells has also been a real estate investor since 2010. During this time, she has helped grow and manage a portfolio of over 100 assets which include both residential real estate and mortgage notes.

Management reserves the right to make additional hires in the interests of the Company and in the sole discretion of Management.

Name	Position	Age	Start Date	Term of Office	Full or Part Time
Christopher Seveney	President, Chief Executive Officer and Chairman of the Board of Directors (Board President)	49	2/2025	3 yrs (2028)	Full
Lauren Wells	Chief Strategy Officer, Member at Large (Board Secretary)	36	2/2024	2yrs (2026)	Full
Jeffrey Laroche	Member at Large	51	2/2024	2 (2026)	Board Only
Alan Belniak	Member at Large	50	6/2024	2 (2026)	Board Only

Lauren Wells, Jeffrey Laroche and Alan Belniak were re-elected as Members of The Board in January 2024 to serve an additional two-year term.

Management Compensation

Management will be compensated as a Fund Expense as provided for on pages 23 and 24. The members of the Board receive $0 in compensation as part of their services of being a board member.

Mr. Seveney is the sole common stockholders and will also likely receive compensation as the sole common stockholders.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Christopher Seveney is the President and CEO and will be responsible for the day-to-day operations of the Company. Mr. Seveney is the majority owner of the common stock.

Management Affiliates

Mr. Seveney is also a principal in other companies involved in affiliated businesses including 7E-1 LLC, Y&R 2022 LLC and Blind Squirrel LLC. The company may purchase assets from these companies or CWS Investments Inc. may provide loans to these companies.

Security Ownership of Management and Certain Securityholders

The following table sets out, as of July 31, 2025, the voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s voting securities or having the right to acquire those securities. The table assumes that all options and warrants have vested. The company’s voting securities include all shares of Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent
Christopher Seveney 5242 Port Royal Rd #1785, North Springfield, VA 22151	Common Stock	1,000,000	0	100%

ITEM 3: INDEX TO EXHIBITS

Exhibit

Certificate of Incorporation, CWS, Investments Inc., dated February 22, 2022	2.1
Bylaws, with amendments, of CWS Investments, Inc., dated May 16, 2023	2.2
Articles of Amendment, CWS Investments Inc., dated January 20, 2023	2.3
Form of Subscription Agreement	4.1
Loan Servicing Agreement, Madison Management Loan Servicing, LLC, dated October 26, 2022	6.1
Transfer Agency and Service Agreement, Computershare Inc.	6.2
Escrow Agreement with North Capital Investment Technology, Inc. Dated June 8, 2022	8.1
Power of Attorney (included on signature page)	10.1
Consent of Independent Auditors, Grant Thornton LLP	11.1
Opinion of Council, Gallagher Elden Law & Advisors, as to the legality of the securities being qualified, dated July 27, 2025	12.1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, State of Virginia, on February 11, 2026.

CWS Investments, Inc.

By:	/s/ Christopher Seveney
Christopher Seveney, President, CEO and CFO

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Seveney as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of CWS Investments, Inc.) to sign any or all amendments (including post-effective amendments) to this offering statement and any and all supplements thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Christopher Seveney	President, CEO, CFO and	02/11/2026
Christopher Seveney	Chairman of the Board of Directors

/s/ Jeffrey Laroche		02/11/2026
Jeffrey Laroche	Member at Large

/s/ Alan Belniak		02/11/2026
Alan Belniak	Member at Large